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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:

                        (Date of earliest event reported)

                                  MARCH 7, 2007

                          ----------------------------


                               CNS RESPONSE, INC.
               (Exact name of registrant as specified in charter)

                                    DELAWARE
         (State or other Jurisdiction of Incorporation or Organization)


        0-26285                                            87-0419387
(Commission File Number)                       (IRS Employer Identification No.)

                                2755 BRISTOL ST.
                              COSTA MESA, CA 92626
                         (Address of Principal Executive
                              Offices and zip code)

                                 (949) 248-5461
                            (Registrant's telephone
                          number, including area code)

                               STRATIVATION, INC.
                         10900 WILSHIRE BLVD., SUITE 500
                           LOS ANGELES, CA 90024-6525
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

         Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         Reference is made to the description of the Subscription Agreement, Registration Rights Agreements, and Indemnification Agreement under Item 2.01 of this report, which description is incorporated by reference into this Item 1.01.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

         Founded in 2000, and located in Costa Mesa, California, the business of CNS Response, Inc., a California corporation ("CNSR California"), is focused on the commercialization of a patented system that aids physicians in the identification and determination of appropriate and effective medications for patients with certain behavioral (mental or addictive) disorders. CNSR California's technology provides medical professionals with medication sensitivity data for a subject patient based upon the identification and correlation of treatment outcome information from other patients with similar neurophysiologic characteristics which are contained in a proprietary outcomes database. This methodology, called "Referenced-EEG" or "rEEG" represents an innovative approach to identifying effective medications for patients suffering from debilitating behavioral disorders. Referenced-EEG and rEEG are registered trademarks of CNSR California.

         In addition, rEEG provides CNSR California with significant opportunities in the area of pharmaceutical development. Using the rEEG methodology in combination with CNSR California's proprietary outcomes database, management believes that CNSR California has the potential to identify new uses for existing drugs and drug combinations. CNSR California intends to enter into relationships with established drug and biotechnology companies to further explore these opportunities.

         On January 16, 2007, we entered into an Agreement and Plan of Merger (the "Merger Agreement") with CNSR California, and CNS Merger Corporation, a California corporation and our wholly-owned subsidiary ("MergerCo") pursuant to which we agreed to acquire CNSR California in a merger transaction wherein MergerCo would merge with and into CNSR California, with CNSR


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California being the surviving corporation (the "Merger"). On March 7, 2007, the
Merger closed, CNSR California became our wholly-owned subsidiary, and on the same date we changed our corporate name from Strativation, Inc. to CNS Response, Inc.

PRINCIPAL TERMS OF THE MERGER

         At the Effective Time of the Merger (as defined in the Merger Agreement, as amended on February 23, 2007), MergerCo was merged with and into CNSR California, the separate existence of MergerCo ceased, and CNSR California continued as the surviving corporation at the subsidiary level. We issued an aggregate of 17,744,625 shares of our common stock to the stockholders of CNSR California in exchange for 100% ownership of CNSR California. Additionally, we assumed an aggregate of 8,407,517 options to purchase shares of common stock and warrants to purchase shares of common stock on the same terms and conditions as previously issued by CNSR California.

         Immediately prior to the closing of the Merger, we had outstanding 868,823 shares of common stock. Immediately after the closing of the Merger, and without taking into consideration the Private Placement offering described below, we had 18,613,448 outstanding shares of common stock, and options and warrants to purchase 8,407,517 shares of common stock.

PRIVATE PLACEMENT TRANSACTION

         On March 7, 2007, simultaneous with the closing of the Merger, we received gross proceeds of approximately $7,008,450 in a private placement transaction (the "Private Placement") with institutional investors and other high net worth individuals ("Investors"). Pursuant to Subscription Agreements entered into with these Investors, we sold 5,840,374 Investment Units, at $1.20 per Investment Unit. Each "Investment Unit" consists of one share of our common stock, and a five year non-callable warrant to purchase three-tenths of one share of our common Stock, at an exercise price of $1.80 per share (the
"Investor Warrant"). We may agree to sell additional Investment Units for a period of 45 days following March 7, 2007, so that the gross proceeds from the offering may be in excess of $7,008,450.

         We agreed to file a registration statement covering the resale of the common stock and the common stock underlying the warrants sold in the Private Placement within 45 days of the closing of the Merger pursuant to the Subscription Agreement entered into with each Investor.

         After   commissions   and   expenses,   we  received  net  proceeds  of
approximately $6,172,000 in the Private Placement.

         Brean Murray Carret & Co. ("Brean Murray") acted as placement agent and corporate finance advisor in connection with the Private Placement. For their services as placement agent and financial advisor, pursuant to the terms of an Engagement Agreement between CNSR California and Brean Murray, Brean Murray received a retainer in the form of 74,074 shares of our common stock (having a deemed value of $100,000) upon the closing of the Private Placement. We also paid Brean Murray a fee equal to 8% of the funds raised in the Private Placement, or approximately $560,000 of the gross proceeds from the financing. In addition, Brean Murray received warrants (the "Placement Agent Warrants") to purchase shares of our common stock in amounts equal to (i) 8% of the shares of common stock sold by Brean Murray in the Private Placement (467,230 warrants at an exercise price of $1.45 per share), and (ii) 8% of the shares underlying the Investor Warrants sold by Brean Murray in the Private Placement (140,169 warrants at an exercise price of $1.80 per share). The Placement Agent Warrants are fully vested and have a term of 5 years. We also paid $86,000 in costs, fees and expenses incurred by Brean Murray in connection with the Private Placement. We expressly assumed CNSR California's agreement with Brean Murray upon the closing of the Merger. Pursuant to this agreement, Brean Murray has a right of first


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refusal to represent us in certain corporate  finance  transactions for a period of one year following the closing of the Private Placement.

REGISTRATION RIGHTS AGREEMENTS

         Under the terms of the Subscription Agreements between us and the Investors in the Private Placement, we are obligated to file a Registration Statement on Form SB-2 with the Securities and Exchange Commission (the "SEC") within 45 days following the closing (the "Registration Statement") to permit the resale of the shares of common stock sold in the Private Placement and purchasable under the warrants sold in the Private Placement. We will register the shares on the Registration Statement for resale by those persons who purchased Investment Units in the Private Placement pro rata based on such person's percentage interest in the total number of Investment Units sold in the Private Placement.

         The Subscription Agreements also require us to use our reasonable best efforts to obtain the effectiveness of the Registration Statement not later than 150 days after the closing of the Private Placement, subject to certain exceptions. After obtaining the effectiveness of the Registration Statement, we are further obligated to use our reasonable best efforts to maintain the effectiveness of the Registration Statement until all such shares registered thereby may be sold without restriction pursuant to Rule 144(k) promulgated under the Securities Act of 1933, except that investors may not be able to sell their shares under the Registration Statement during periods when we may be required to update the information contained in that Registration Statement under applicable securities laws. If we fail to satisfy our obligations for obtaining effectiveness of the Registration Statement within 150 days after the closing of the Private Placement we must pay liquidated cash damages to the investors in the offering in an aggregate amount equal to 1% of the Investment Unit purchase price for each share registered, per month that elapses after such failure until the earlier of (a) the date the Registration Statement is filed or becomes effective, as applicable, or (b) the date that is one year from the closing of the Private Placement.

         Under the terms of a Registration Rights Agreement entered into between us and the majority stockholders of our common stock immediately prior to the Merger, we are also obligated to include up to 767,103 shares of our common stock on the Registration Statement described above. The registration rights attaching to the shares held by these stockholders are not transferable with such shares. Our majority stockholders have identical registration rights to those provided to the investors, except they do not have the right to liquidated damages as provided in the Subscription Agreements.

         In addition to the registration rights described above, the holders of the shares (i) sold in the Private Placement, (ii) issuable upon exercise of the Investor Warrants, (iii) held by the our majority stockholders prior to the Merger, (iv) issuable upon exercise of the Placement Agent Warrants or otherwise under the Engagement Agreement with the Placement Agent, and (v) issued upon conversion of CNSR California Series A Preferred Stock, CNSR California Series B Preferred Stock and certain shares of CNSR California Common Stock under the terms of the Merger Agreement, each have piggy-back registration rights with respect to such shares effective six months following the closing of the Private Placement, and demand registration rights with respect to such shares effective one year following the closing of the Private Placement.

         Copies of the form of Subscription Agreements and the Registration Rights Agreements are attached to this report as Exhibits 10.4, 10.6 and 10.7, respectively, and are incorporated herein by reference.


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CNSR CALIFORNIA FUNDINGS PRIOR TO THE MERGER

         Since its inception, CNSR California has raised approximately $8.2 million in equity financing. This amount includes the Senior Secured Debt Financings, Settlement Agreement Financing, Mezzanine Financing, and the Note Conversion Transaction discussed below.

         SENIOR SECURED DEBT FINANCING

         From January 2000 through July 2006 CNSR California was primarily financed through the sale of promissory notes secured by substantially all of the assets of CNSR California and warrants to purchase CNSR California common stock pursuant to the terms of Note Warrant and Purchase Agreements between investors and CNSR California. Through 2006, CNSR California received proceeds of approximately $3,120,000 from the sale of these notes and warrants. The aggregate principal amount of the notes sold was approximately $3,117,000. Substantially all of these notes were converted into CNSR California common stock in October 2006. See the section below captioned "NOTE CONVERSION TRANSACTION."

         NOTE CONVERSION TRANSACTION

         In October 2006, CNSR California and the holders of certain promissory notes agreed to convert such notes with an aggregate outstanding balance of $3,061,700 and related accrued and unpaid interest of $1,005,300 at September 30, 2006, into 5,189,294 shares of CNSR California's Series A-1 Preferred Stock, and 804,221 shares of CNSR California's Series A-2 Preferred Stock. At the closing of the Merger, the aforementioned shares converted into an aggregate of 5,993,515 shares of our common stock.

         SETTLEMENT AGREEMENT FINANCING

         In August and September 2006, certain employees and consultants to whom CNSR California owed an aggregate of $3,199,400 forgave approximately 80% of the debt and accepted 5,834,117 shares of CNSR California's common stock, and warrants and options to purchase an aggregate of 270,638 shares of CNSR California's common stock at $0.59 per share in full settlement of CNSR
California's remaining obligations. At the closing of the Merger, the aforementioned shares and warrants were converted into 5,834,117 shares of our common stock and warrants and options to purchase an aggregate of 270,638 shares of our common stock at $0.59 per share.

         MEZZANINE FINANCING

         In October 2006, CNSR California sold 1,905,978 units (each, a "Mezzanine Unit") in a private financing resulting in net proceeds of
$1,925,000. Each Mezzanine Unit consisted of one share of CNSR California's Series B Preferred Stock and a 5-year warrant to purchase 0.6 shares of CNSR California's common stock at $1.51 per share. At the closing of the Merger, the aforementioned shares and warrants were converted into 1,905,978 shares of our common stock and a warrant to purchase an aggregate of 1,138,835 shares of our common stock at $1.51 per share on or before October 6, 2011.

TRANSACTIONS SURROUNDING THE MERGER

         REVERSE MERGER TRANSACTION FEE

         Pursuant to the terms of the Merger Agreement, we paid an advisory fee of $475,000 to Richardson & Patel, LLP in connection with the Merger upon the closing of the Private Placement.


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


         CNS RESPONSE, INC. STOCKHOLDER INDEMNIFICATION

         Under the terms of the Merger Agreement and an arrangement with our majority stockholders immediately prior to the Merger, these stockholders have agreed to indemnify us against certain third party claims made against us related to our operation from the time they became stockholders through the consummation of the Merger.

         CONVERSION OF NUPHARM DATABASE, LLC PROMISSORY NOTE

         In connection with the consummation of an asset purchase transaction in January 2000, by and between Mill City/CNS, LLC and NuPharm, Mill City issued to NuPharm Database, LLC a certain Promissory Note dated January 11, 2000 (the "Original NuPharm Note") pursuant to which Mill City was obligated to pay NuPharm an aggregate principal amount of $299,923.00 together with interest pursuant to the payment schedule set forth in the Original NuPharm Note. In January 2000, Mill City contributed substantially all of its assets, including those securing the Original Note, to CNSR California, and CNSR California assumed certain debts and obligations of Mill City, including Mill City's obligations under the Original NuPharm Note.

         In October 2006, CNSR California entered into an agreement with NuPharm to cancel the Original NuPharm Note in consideration for the extension of the expiration date of a Warrant to purchase CNSR California Common Stock held by NuPharm and a new promissory note in the principal amount of $287,423 (the "New NuPharm Note"). Upon the closing of the Private Placement and Merger, the principal and accrued interest through December 31, 2006 on the New NuPharm Note automatically converted into 242,513 shares of our Common Stock.

         Immediately upon extension of the of the NuPharm Warrant, NuPharm exercised the NuPharm Warrant to purchase 2,800,000 shares of CNSR California common stock for total proceeds of $147,700. At the closing of the Merger, the aforementioned shares converted into an aggregate of 2,800,000 shares of our common stock.

RESULT OF THE MERGER AND PRIVATE PLACEMENT TRANSACTIONS

         After the completion of the Private Placement and the Merger, we have an aggregate of 24,692,190 shares of common stock outstanding, with the former CNSR California shareholders and the investors in the Private Placement owning in the aggregate 23,584,999 shares of our common stock, which represents approximately 96.5% of our issued and outstanding shares of common stock. Our stockholders immediately prior to the Merger and Private Placement owned approximately 3.5% of our outstanding common stock (or, 868,823 shares of our common stock) immediately after completion of these transactions.

         The issuance of our shares of common stock in the Merger was exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) thereof and an exemption from registration contained in Regulation D. The issuance of shares of common stock and the warrants to the Investors in the Private Placement, and the issuance of the Placement Agent Warrants were completed pursuant to an exemption from registration contained in Regulation D. The shares of our common stock and shares of common stock issuable pursuant to the issued warrants may not be offered or sold in the United States unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. No registration statement covering these securities has yet been filed with the SEC or with any state securities commission in respect of the Merger or the Private Placement.


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


         On March 9, 2007, we filed a press release announcing the closing and the completion of the Merger and the Private Placement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

         Except for the Merger Agreement, as amended, and the transactions contemplated by that agreement, neither CNSR California, nor the directors and officers of CNSR California serving prior to the consummation of the Merger, nor any of their associates, had any material relationship with us, or any of our directors and officers, or any of our associates prior to the merger.

         We are presently authorized under our Certificate of Incorporation to issue 750,000,000 shares of common stock, par value $0.001 per share. As of the closing of the Merger and after the first closing of the Private Placement, we had 24,692,190 shares of common stock issued and outstanding and 10,767,028 shares of common stock reserved for issuance pursuant to issued and outstanding options and warrants to purchase shares of our common stock.

NEW OFFICERS AND DIRECTORS

         Pursuant to the Merger Agreement our former sole director, Mr. Silas Phillips, resigned effective as of the closing of the Merger on March 7, 2007, and the following directors were appointed:

                                Leonard J. Brandt
                                 David B. Jones
                              Jerome Vaccaro, M.D.

See ITEM 5.02 "DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS."

         Also effective as of the closing of the Merger on March 7, 2007, Mr. Silas Phillips resigned as Chief Executive Officer, Chief Financial Officer and Secretary and the following officers were appointed by the Board of Directors:

NAME                    AGE     POSITION
----                    ---     --------
Leonard J. Brandt       50      President, Chief Executive Officer and Secretary
Horace Hertz            57      Chief Financial Officer

         On January 24, 2007, we filed an Information Statement on Schedule 14f-1 reporting the proposed Merger with CNSR California and the pending change in the majority of the board of directors at the closing. There are no arrangements or understandings among members of both the former and new control groups and their associates with respect to the election of directors or other matters.

DESCRIPTION OF THE BUSINESS

         With respect to this discussion, the terms "we" "us" "our" "CNSR" and the "Company" refer to CNS Response, Inc., a Delaware corporation and its wholly-owned subsidiary CNS Response, Inc., a California corporation ("CNSR California").


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


GENERAL

         Founded in 2000, and located in Costa Mesa, California, our business is focused on the commercialization of a patented system that aids physicians in the identification and determination of appropriate and effective medications for patients with certain behavioral (mental or addictive) disorders. Our technology provides medical professionals with medication sensitivity data for a subject patient based upon the identification and correlation of treatment outcome information from other patients with similar neurophysiologic characteristics which are contained in a proprietary outcomes database. This methodology, called "Referenced-EEG" or "rEEG" represents an innovative approach to identifying effective medications for patients suffering from debilitating behavioral disorders. Referenced-EEG and rEEG are registered trademarks of CNSR.

         Traditionally, prescription of medication for the treatment of behavioral disorders (such as depression, bipolar disorders, eating disorders, addiction, anxiety disorders, ADHD and schizophrenia) has been primarily based on symptomatic factors, while the underlying physiology and pathology of the disorder is rarely able to be analyzed, often resulting in multiple ineffective, costly, and often lengthy, courses of treatment before effective medications are identified. Some patients never find effective medications. We believe that rEEG offers an improvement upon traditional methods for determining an effective course of medication because rEEG is designed to correlate the success of courses of medication and medication combinations, with the neurophysiological characteristics of a particular patient.

         In  addition  to its  utility  in  providing  psychiatrists  and  other physicians with medication sensitivity guidance, rEEG provides us with significant opportunities in the area of pharmaceutical development. rEEG, in combination with the information contained in the rEEG database, has the potential to be able to identify novel uses for, and novel combinations of, neuropsychiatric medications currently on the market and in late stages of clinical development, as well as aid in the identification of neurophysiologic characteristics of clinical subjects that may be successfully treated with neuropsychiatric medications in the clinical testing stage. We intend to enter into relationships with established drug and biotechnology companies to further explore these opportunities.

         The initial technology, upon which rEEG is based, was originally developed by an M.D. Pathologist/ Psychiatrist as well as a clinical Psychiatrist in response to observations within their practice. They partnered and formalized their activities into NuPharm Database, LLC, for the purpose of facilitating investment in 1999. At the time of its formation, these founding physicians assigned all of their rights in the technology to NuPharm.

         CNSR California was incorporated in California on January 11, 2000, for the purpose of acquiring and commercializing the rEEG technology. The patent application for the primary technology was acquired from Mill City/CNSR, LLC, a Minnesota limited liability Company in January 2000 pursuant to the terms of a Contribution and Subscription Agreement which provided for the issuance of 1,000,000 shares of CNSR's common stock to Mill City in exchange for all of its assets. Mill City had previously acquired all of NuPharm's assets pursuant to an Asset Purchase Agreement.


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


THE CHALLENGE AND THE OPPORTUNITY

         The "CNS" in CNS Response, Inc. refers to the central nervous system, the largest part of the nervous system and includes the brain and spinal cord - organs fundamental to behavioral control. Often referred to as mental illness, behavioral disorders have accounted for 7.4% of the total increase in health care spending from 1987-2000, and they are second among the 15 conditions that contributed the most to rising health care spending over this period (behind only heart disease at 8.1%).(1)

         More than one out of five adolescents, adults or senior adults, representing more than 60 million people collectively, have mental or addictive illness, an epidemic by any measure.(2) In any given year, only half of this population receives some care for their problem.(3) The market for pharmaceuticals to treat central nervous system disorders in the United States is measured at more than $44 billion ($68 billion worldwide) or 23% of total annual pharmaceutical sales.(4) Unfortunately, the vast majority of these expenditures are not based on blood tests, CT scans, or any objective measurement of the system being treated. Dr. Steven Hyman, Director of the National Institute of Mental Health from 1996 to 2002 stated:

         "IN MOST BRANCHES OF MEDICINE, PHYSICIANS CAN BASE THEIR DIAGNOSIS ON OBJECTIVE TESTS: A DOCTOR CAN EXAMINE X-RAYS TO SEE IF A BONE IS BROKEN, FOR EXAMPLE, OR CAN EXTRACT TISSUE SAMPLES TO SEARCH FOR CANCER CELLS. BUT FOR SOME COMMON AND SERIOUS PSYCHIATRIC DISORDERS, DIAGNOSES ARE STILL BASED ENTIRELY ON THE PATIENT'S OWN REPORT OF SYMPTOMS AND THE DOCTOR'S OBSERVATIONS OF THE PATIENT'S BEHAVIOR." (5)

         Collectively,   the  industry  has  been  waiting  to  understand   the
physiology of behavioral disorders, with the hope of finding an approach that utilized objective patient data with prescriptive therapy.

         Fueling  the   increase  in  spending   are   patients   deemed  to  be
"Treatment-Resistant," typically defined as failing two or more trials of standard of care therapies of adequate dose and duration. Treatment costs for such patients are exceedingly high. For example, those in treatment-resistant depression reach $10,000 annually for patients treated on an outpatient basis only, and more than $40,000 annually for those treated on an inpatient basis.(6) Based on conversations with managed behavioral health care organization (MBHO) executives, the Company estimates that approximately 10% of patients represent 35-40% of MBHOs' patient costs, with the overwhelming majority deemed treatment-resistant cases. MBHOs manage an estimated 210 million lives in the U.S. alone, with 115 million covered by four organizations: Magellan, Value Options, United Behavioral Health and CIGNA Behavioral Health.(7)

         Historically, the practice of psychiatric medicine has been operated subjectively, with treatment decisions involving powerful neuropsychiatric medications being prescribed with little or no understanding of the underlying physiology of each patient.(8) Modern medicine has been successful in establishing etiology and finding effective therapy for only a relatively small group of mental abnormalities(9) and has, therefore, necessarily had to rely on symptomatic diagnoses to make course of

----------
(1) Moran, Mark, MANY MORE PEOPLE SEEKING MH TREATMENT SINCE 1980S. Psychiatric News 39-19 at 15 (October 1, 2004).

(2)  See SUPRA note 4 at xii.

(3)  Id. at viii.

(4)  See SUPRA note 2.

(5) Hyman, Steven. E., DIAGNOSING DISORDERS:PSYCHIATRIC ILLNESSES ARE OFTEN HARD TO RECOGNIZE, BUT GENETIC TESTING AND NEUROIMAGING COULD SOMEDAY BE USED TO IMPROVE DETECTION, Scientific American, (3): 96-103 (September
     2003).

(6) Crown, W.H., Finkelstein, S., Berndt, E.R., Ling, D., Poret, A.W., Rush, A.J., and Russell, J.M.. THE IMPACT OF TREATMENT-RESISTANT DEPRESSION ON HEALTH CARE UTILIZATION AND COSTS, 63(11):963-71 (November 2002).

(7) Open Minds Yearbook of Managed Behavioral Health Market Share in the United States, 1998-1999, at 10-12 (Gettysburg, PA. 1999).

(8) Gardner, R., SOCIOPHYSIOLOGY AS THE BASIC SCIENCE OF PSYCHIATRY, Journal Theoretical Medicine and Bioethics, 18-4 at 335-356 (December, 1997).

(9) Breggin, P., R., M.D., Toxic Psychiatry: Why Therapy, Empathy and Love Must Replace the Drugs, Electroshock, and Biochemical Theories of the "New Psychiatry", at 291 (St. Martin's Press, 1991).

treatment decisions. The prevalence of the prescription of multiple courses of ineffective medications for patients suffering from mental disorders, coupled with the attendant economic inefficiencies of the practice of Psychiatry in this manner demands a logical alternative.

         Behavioral disorders are common in the United States and internationally. An estimated 26.2 percent of Americans ages 18 and older -- about one in four adults -- suffer from a diagnosable mental disorder in a given year.(10) The market for pharmaceuticals to treat central nervous system disorders is more than $42 billion in the United States and is the largest market segment of pharmaceutical sales, surpassing pharmaceuticals to treat cardiac disease, cancer and diabetes.(11) Traditionally, prescription of medication for the treatment of these disorders has been based on symptoms, while the underlying physiology and pathology of the disease has rarely been addressed. This can result in multiple ineffective, costly and often lengthy courses of treatment before effective medications are identified, if at all.

     OUR SOLUTION

         rEEG is a historical outcomes-based information treatment tool personalized to the functional imbalance of a patient's brain. We believe rEEG to be the first broad-based objective, quantitative, neurophysiologic biomarker system for facilitating appropriate and effective treatment for patients suffering from behavioral (mental or addictive) disorders. In the past year, psychiatrists in twelve states have used this system to guide treatment of their treatment-resistant patients.

         With a rEEG report, a physician (a "Client-Physician") can obtain neuropsychiatric medication sensitivity and resistance data for individuals that have brain abnormalities (abnormalities of electrical power distribution in the brain) similar to that of their patient. The compelling clinical results and economics demonstrated in multiple studies completed by either CNSR or independent parties provide the basis from which, we believe, rEEG will become a standard for guidance of psychiatric treatment of treatment-resistant patients. See Section captioned "OUR BUSINESS - REEG CLINICAL TRIALS" for a review of existing clinical data.

         Over the course of the last twenty years the Company and its scientific founders have collected treatment outcomes for patients using various medications where the patients' brain function was first measured with an EEG. CNSR has correlated the EEG features with courses of treatment and outcomes information provided by Client-Physicians. This information has been subsequently assembled and organized into a proprietary database that we refer to as the "rEEG Outcomes Database". As of November 8, 2006, the rEEG Outcomes Database contained outcomes for over 2000 patients and more than 13,000 treatment trials of medications on these patients.

         Using the rEEG analysis method and the information contained in the rEEG Outcomes Database, CNSR can provide a report (an "rEEG Analytical Report") to a Client-Physician identifying medication groups (such as antidepressants, stimulants, anticonvulsants and beta blockers), medication subgroups such as antidepressant subgroups of SSRI's (selective serotonin reuptake inhibitors, an example of which is Prozac), TCA's (tricyclic antidepressants, an example of which is Desipramine), SNRI's (serotonin-norepinephrine reuptake inhibitors, an example of which is Cymbalta). Further, and most importantly, CNSR's statistical models in combination with the rEEG Outcomes Database indicates which specific medications within these subgroups (such as Zoloft, Prozac, Elavil, Wellbutrin, Effexor) are the most effective for patients whose EEGs evidence similar characteristics to that of the subject patient.

----------
(10) National Institute of Mental Health, The Numbers Count: Mental Disorders In America (2006), http://www.nimh.nih.gov/publicat/numbers.cfm#Intro.

(11) IMS   Health   (NYSE:   RX),   IMS  Retail   Drug   Monitor   April   2006,
     http://www.imshealth.com/vgn/images/portal/cit_40000873/56/43/78335031IMS%
     20Retail%20Drug%20Monitor%20April2006.pdf.

         Psychiatric treatment guided by rEEG has been shown, in independent studies, to be significantly more efficacious than previous treatment practices. See Section captioned "OUR BUSINESS - REEG CLINICAL TRIALS." Physicians that have utilized such reports to inform their treatment strategies identify such reports as 'essential' or 'significantly helpful' in approximately 75% of patients treated based upon the information contained in the rEEG Analytical Report. The vast majority of subject patients for whom we have created rEEG Analytical Reports have been identified by their physicians as "treatment-resistant," generally understood to be the most challenging, high-risk and expensive category of patients to treat.(12) Typically, less than 25% of such patients find success in their next treatment efforts.(13) Management believes that rEEG provides Client-Physicians with a unique tool that can dramatically improve treatment outcome based on a patient's own neurophysiology.

     REEG METHOD

CNSR's rEEG method consists of the following four integrated components:

                         Quantitative      Quantitative     EEG / Medication
         Digital EEG  +    Normative   +  rEEG Outcomes  +    Correlations
                           Analysis         Analysis

         1.       Digital Electrocephalogram ("EEG")

         The first step in the rEEG process is a standard digital EEG recording. An EEG is a non-invasive, painless procedure where a cap of twenty electrodes records the electrical output of the brain while the patient is awake, but resting with their eyes closed. The recording normally takes between 20 and 45 minutes. An EEG is a common, standardized procedure in neurology, often used in diagnosis of epilepsy or other neurological disorders such as brain tumor, stroke, encephalopathy etc.

         2.       Quantitative Normative Analysis

         The electrical output at each of the twenty leads is "Fast Fourier" transformed (a mathematical technique useful in wave analysis) into a spectrum of electrical power output at various frequency ranges. One standard approach transforms these waves into defined frequency ranges, or bands, labeled Delta, Theta, Alpha and Beta. Output of these four levels of frequency can be compared among the twenty leads. Standard comparisons include electrical power of each of these bands on an absolute and relative power basis (% of the total power output). Also, comparison of various leads can be made for symmetry and coherence (a measure of the phase of the energy output). Each of these measurements (or groups of measurements) in a patient can be compared to values for asymptomatic people (norms) of the same age and noted when they are outside of standard normal ranges.

         Analysis of the rEEG outcomes database has shown that certain abnormal indications identifiable in an EEG (individually or in combination) are indicators of probable response to different medication classes and individual medications. We refer to these as "biomarkers". We have

----------
(12) Dewan, M.J., and Pies, R.W., The Difficult-to-Treat Psychiatric Patient, at 37, American Psychiatric Publishing, Inc. (September 2002).

(13) Rush, A.J., Trivedi, M.H., Wisniewski, S.R., Nierenberg, A.A., Stewart, J.W., Wadren, D., Niederehe, G., Thase, M.E., Labori, P.W., Lebowitz, B.D., McGrath, P.J., Rosenbaum, J.F., Sackheim, H.A., Kupfer, D.J., Luther, J., and Fava, M., ACUTE AND LONGER-TERM OUTCOMES IN DEPRESSED OUTPATIENTS
     REQUIRING ONE OR SEVERAL TREATMENT STEPS: A STAR*D REPORT. Am. J. Psychiatry; 163: 11, 1905-1917.

         identified a significant group of biomarkers that have shown relevance and we calculate their value for each patient. We then examine the history of treatment response to specific medications for patients with similar patterns of abnormality in these biomarkers and compute a projected sensitivity analysis for the current patient using any of the specific medications or medication classes where we have sufficient statistical power.

         3.       Quantitative rEEG Outcomes Analysis

         A core element of rEEG is the rEEG Outcomes Database. This proprietary database consists primarily of patient digital EEGs, medication histories and outcomes collected over a 20 year period. An "outcome" can be defined as a specific measure of change in behavior obtained while taking specific medications. The rEEG Outcomes Database allows for statistical correlation of more than 1,100 individual QEEG measures against medication success, and includes more than 13,000 treatment episodes with outcomes.

         4. EEG / Medication Correlations - Computation of Proprietary Variables and application of Correlation Engine

         Currently, the rEEG Outcomes Database allows the Company to analyze outcomes related to twenty-seven different medications from the classes of antidepressants, stimulants, anticonvulsants, beta-blockers and food supplements. The Company is continually growing the database and adding additional medications as they become statistically relevant. There are currently seventy-eight medications marketed in the U.S. for depression, anxiety disorders, bipolar disorder, schizophrenia, obsessive-compulsive disorder (OCD), attention-deficit hyperactivity disorder (ADHD), post-traumatic stress disorder (PTSD), panic disorder, and insomnia. This does not include sixty-one medications now marketed in the United States for the treatment of Alzheimer's, Parkinson's Disease, migraines and Epilepsy.(14)

     TREATMENT DECISIONS MADE BY LICENSED PROFESSIONALS

         We do not currently operate our own healthcare facilities, employ our own treating physicians or provide medical advice or treatment to patients. The Client-Physicians that contract for our rEEG Analytical Reports own their own facilities or professional licenses, and control and are responsible for the clinical activities provided on their premises. Patients receive medical care in accordance with orders from their attending physicians. Physicians who contract for rEEG Analytical Reports are responsible for exercising their independent medical judgment in determining the specific application of the information contained in the rEEG Analytical Reports, and the appropriate course of care for each patient. Following the prescription of any medication, the Client-Physicians are presumed to administer and provide continuing care treatment.

     PROCESS FLOW

         The  flow  chart  below  details  the  process  of  inception  to  rEEG
Analytical Report delivery. Currently, upon receipt of the EEG, a rEEG Analytical Report is generally delivered to the referring physician 3-4 days. We expect that through efficiency improvements, turnaround will be reduced to next day.

----------
(14) Drug     Reference     for     FDA     Approved      Psychiatric     Drugs,
     http://neurotransmitter.net/drug_reference.html.

      PATIENT/PHYSICIAN            CNS RESPONSE              NEUROLOGIST

  ________________________    _______________________
 | EEG Recording in Field |_\|   Transfer to CNS     |
 |                        | /|       (Secure)        |______________
 |________________________|  |_______________________|              |
                                         |                          |
                              ___________V___________     _________ V__________
                             |     Artifacting       |   | Neurologist Review  |
                             |  (remove eye blinks,  |   |  (confirming that   |
                             | muscle twitches, etc.)|/__| Patient is suitable |
                             |                       |\  |     for rEEG)       |
                             |_______________________|   |_____________________|
                                         |
                              ___________V___________
                             |     Quantitative      |
                             |       Normative       |
                             |       Analysis        |
                             |_______________________|
                                         |
                              ___________V___________
                             |    Computation of     |
                             | Proprietary Variables |
                             |_______________________|
                                         |
                              ___________V___________
                             |                       |
                             |  Correlation Engine   |
                             |_______________________|
                                         |
  ________________________    ___________V___________
 |  Receive rEEG Report   |  |     rEEG Report       |
 |    (Utilize for        |/_|      Generation       |
 |     Treatment)         |\ |      and Review       |
 |________________________|  |_______________________|


         The chart above shows that the first step in the process is collection of a digital EEG from the patient. This may be done at the physician's office or off-site at a testing center. Some physicians own their own equipment for testing while others arrange for technicians to visit their offices for patient appointments. This data is then typically transferred to a secure Health Insurance Portability and Accountability Act ("HIPPA") compliant FTP (File Transfer Protocol) Internet site, although it can also be sent via overnight delivery service. Another early step in the process is artifacting. This is the process of selecting segments of the QEEG record for analysis that are free of electrical distortions caused by muscle movement. Also, early in the process is a conventional review of the EEG by a neurologist or neurophysiologist. This serves as a quality control step to review the overall quality of the recording and determine whether it is acceptable for rEEG processing. Also at this time, the neurologist/neurophysiologist will author a review of the conventional EEG. This will appear on CNSR's Type I rEEG Report.

OUR TECHNOLOGY AND INTELLECTUAL PROPERTY

     REEG PATENTS

         We have two issued U.S. Patents which together provide CNSR with the right to exclude others from using the rEEG technology. In addition, these patents cover the analytical methodology utilized by CNSR with any form of neurophysiology measurement including SPECT (Single Photon Emission Computed Tomography), fMRI (Functional Magnetic Resonance Imaging), PET (Positron Emission Tomography), CAT (Computerized Axial Tomography), and MEG (Magnetoencephalography)). We do not currently have data on the utility of such alternate measurements, but we believe they may, in the future, prove to be useful to guide therapy in a manner similar to rEEG. We have also filed patent applications for our technology in various foreign jurisdictions.

     REEG TRADEMARKS

         We have filed trademark applications in the United States for the following marks: "Referenced-EEG" and "rEEG". We will continue to expand our brand names and our proprietary trademarks worldwide as our operations expand.

     REEG OUTCOMES DATABASE

          The rEEG Outcomes Database consists of approximately 13,000 clinical outcomes across 2,000 patients who had psychiatric or addictive problems. The CNSR Outcomes database is maintained in two parts:

         1.       The QEEG Database

         The QEEG Database includes EEG recordings and neurometric data derived from analysis of these recordings. This data is collectively known as the QEEG Data. QEEG or "Quantitative EEG" is a standard measure that adds modern computer and statistical analyses to traditional EEG studies.


         2.       The Clinical Outcomes Database

         The Clinical Outcomes Database consists of physician provided assessments of the clinical outcomes of patients and their associated medications. The clinical outcomes of patients are generally recorded using an industry-standard outcome rating scale, such as the Clinical Global Impression Global Improvement scale ("CGI-I"). The CGI-I requires a clinician to rate how much the patient's illness has improved or worsened relative to a baseline state. A patient's illness is compared to change over time and rated as: very much improved, much improved, minimally improved, no change, minimally worse, much worse, or very much worse. In addition, CNSR may utilize specialized scales applicable to specific disorders, including the Beck Depression Inventory and Ham-D scales (Hamilton Depression Rating Scale) for depression and anxiety.

         The format of the data is standardized and that standard is enforced at the time of capture by a software application. Outcome data is input into the database by the treating physician or in some cases, their office staff. Each Client-Physician has access to his/her own patient data through the software tool that captures clinical outcome data.

         We consider the rEEG Outcomes Database to be a valuable trade secret and are diligent about protecting such information. The rEEG Outcomes Database is stored on a secure server and only a limited number of employees have access to it. Any individual that is provided with access to the database is required to enter into a strict confidentiality agreement.

OUR CURRENT OPERATIONS -- LABORATORY INFORMATION SERVICES

         We provide rEEG analysis in a relationship analogous to the support other physicians have from a reference laboratory or radiology center. Physicians send us the QEEG data, and we return an analytical report for a standard charge. This revenue model requires minimal training or impact on their current operation and is one that physicians readily understand. In some cases, we also provide the actual patient testing for acquisition of the QEEG data.

         Our revenues are currently derived primarily from our Laboratory Information Services business. We currently offer rEEG Analytical Reports produced by our laboratory based on QEEG data supplied by the physician or an independent testing service. There are two primary types of analysis available.

         TYPE I ANALYSIS

         Type I analysis provides  medication  sensitivity  information based on statistical probability of improved outcomes against neurophyisiologically similar patients. It is considered the baseline measurement where the patient is preferably tested in an unmedicated state, which means the patient abstains from taking neuropsychiatric medications that cross the blood-brain barrier and act on the brain for 5 half-lives (can vary from 1 day for Ambien to 5 weeks for Prozac).

          TYPE II ANALYSIS

         Type II analysis provides medication sensitivity information based on the changes to the patient's neurophysiology presumed to be from the intervening treatment. It is, therefore, measured while the patient is medicated.

         Laboratory Information Services are either: 1) billed to the Client-Physician or 2) billed to the Patient directly. Currently, the vast majority of the rEEG Analytical Reports produced are billed to the Client-Physician. We bill our Client-Physicians on a monthly basis.

         Typically, after a 90 day medication regime guided by the Type I rEEG, a Type II rEEG will be ordered if the desired outcome has not been achieved. This follow-up analyzes changes post-medication in the patient's physiology, and facilitates the preparation of an rEEG Report with data useful for determining medication dose adjustment, alternative medicine selection or additional medication augmentation. Because our Type I analysis has shown strong efficacy in guiding successful medication of subject patient's disorders, we expect that requests for Type II analysis will remain at their current levels.

     OUR CURRENT MARKETS

         CURRENT APPLIED DISORDERS

         In the last 12 months, physicians in twelve states have used rEEG in their practice. A series of eight studies involving rEEG have been conducted over the last several years cumulating 500 patients. See Section captioned "Clinical Validation." All studies, which involved most major categories of psychiatric disorders (except for schizophrenia), have shown rEEG to be demonstrably effective in guiding treatment. To date, these studies have addressed the efficacy of rEEG with respect to the following behavioral disorders:

         o Attentional disorders (including Attention Deficit Disorder ("ADD")/Attention Deficit Hyperactivity Disorder ("ADHD");

         o        Anxiety disorders;

         o        Depressive disorders;

         o        Bipolar disorders;

         o        Impulse control disorders;

         o        Post Traumatic stress disorder;

         o        Compulsive and obsessive disorders;

         o Eating Disorders (including anorexia nervosa and bulimia nervosa); and

         o        Addictive Disorders (including drug and alcohol abuse)

         PRIVATE PAYERS

         Currently, a large majority of our rEEG Analytical Reports are paid for directly by patients.

         Insurance coverage for treatment of behavioral disorders varies significantly. Many health plans limit coverage for mental health benefits by imposing co-payments, deductibles or limits on outpatient visits that are more restrictive than those placed on physical illness. Many times these benefits do not extend to addiction treatment. Lack of or limitations on insurance coverage or exhaustion of insurance coverage often result in patients needing to pay privately for treatment of behavioral disorders.

         Another reason patients pay privately is that access to plan psychiatrists may be limited, requiring patients to seek non-plan psychiatrists that only accept direct patient payment. Occasionally, a patient receiving care from a health plan psychiatrist may become disappointed with the amount of time they are able to spend with that physician. They may prefer to pay privately in order to obtain more physician time and attention.

         Because of the nature of a behavioral disorder, many patients seek out private pay psychiatrists as a result of a desire for greater anonymity. Some patients are concerned about filing reimbursement claims with their employer's health benefit program, especially in cases where they may not want their employer to know of their affliction (e.g. addiction, Attention Deficit Disorder, Obsessive-compulsive Disorder, Impulse Control Disorder).

         Still other patients are seeking the best quality of care without concern for reimbursement. Psychiatrists that accept private pay generally are able to receive a higher hourly rate from private pay patients than most health plan provide. As a psychiatrist develops a reputation for quality service they may be able to focus their practice on private pay patients to a greater degree. It is this reputation for quality service that may attract some of the patients seeking best quality of care.

         For these reasons and more there are a large number of psychiatrists that accept only patients paying privately for their services. CNSR has estimated that these psychiatrists treat approximately 40% of the treatment resistant patients, which comprises 2 million people in any given year or a potential annual market of $1.2 billion with present pricing.

         MANAGED BEHAVIORAL HEALTH ORGANIZATIONS/MANAGED CARE PAYERS

         Currently, only a small portion of our rEEG Analytical Reports are paid for by insurers or managed healthcare companies.

         Many insurance/managed health care companies and many self-insuring employers providing behavioral health benefits seek to manage these services and expenditures through separate entities (MBHOs) that focus exclusively on managing the mental health benefit. MBHOs are separate entities such as Magellan Health Services or ValueOptions, Inc. or subsidiaries of larger healthcare management organizations such as United Behavioral Health or CIGNA Behavioral Health.

         MBHOs have developed contracted networks of behavioral health specialists to service the needs of their insured members. Various policies for patients and providers help to efficiently deliver the behavioral health benefit. Employers that contract with MBHOs don't necessarily seek the lowest cost of care. Often, the employer's goals are to minimize absenteeism, disruption to their processes or time lost as a result of employee disabilities and prefer to contract with MBHO's that can deliver a better quality of care, accomplishing these goals. Employers may contract directly with an MBHO or utilize MBHO's as part of the total health care managed care contract.

         Based on our conversations with MBHO managers, we estimate that a small subset (10%-15%) of those that seek treatment in any year account for a disproportionately high percentage (30%-45%) of the total medical costs paid out by MBHOs. These are typically the treatment resistant patients. In addition to being burdensome on the MBHO's, these patients are also typically more expensive to their primary health insurer as compared to other patients because of their higher use of emergency room services, pharmaceuticals (which are often not managed by the MBHO), and use of medical services associated with physical ailments.

         We estimate over 1 million patients covered by MBHOs in any given year are candidates for rEEG Report guidance. At present pricing this represents an annual market opportunity of $600 million.

         TOTAL MARKET PERSPECTIVE

         A 2004 Harris Interactive Poll stated that "an estimated 59 million people, or more than one in four U.S. adults, have received some form of mental health treatment in the past two years. The vast majority of these people -- an estimated 48 million -- are being treated with prescription medication. Medications are clearly the dominant form of mental health treatment in America, the survey found" (as reported in HEALTH DAY NEWS, May 5, 2004). The poll also estimated another 24 million people needed but were not getting help because they had given up on treatment or never pursued treatment. We estimate our market opportunity for our Laboratory Information Services with respect to central nervous system disorders to be in excess of $1.5 billion.

     PRICING

         We typically charge $400.00 to physicians for a Type I rEEG Report, our standard report, which reflects EEG data obtained while a patient is off of medications. Occasionally, physicians encounter patients that cannot tolerate the discontinuation of their current medications to have a standard Type I test. For these patients, we have a special report, Type I(m), which reflects EEG data obtained while the patient is medicated with a medication that is in the rEEG Outcomes Database. By estimating the likely EEG effect from the medication, we can estimate the rEEG parameters of an unmedicated brain and issue a report based on such estimation. Pricing to the physician for Type I(m) reports are $800.

         Type II testing is for patients that have a baseline Type I test on record and have been medicated. A Type II rEEG Report compares changes in neurophysiology from the Type I test data. We currently charge $200.00 for a Type II rEEG Report.

         Because the primary tasks of rEEG analysis are computer automated, direct costs of processing are relatively low. Currently, CNSR contracts with a neurophysiologist to supply a conventional review of and commentary on a patient's EEG test. CNSR also contracts with outside services to select artifact-free (an eye-blink and the corresponding electrical signal from same is an example of an artifact) sections of the recording suitable for rEEG analysis. These services constitute the majority of the direct costs associated with processing a rEEG Type I analysis. We plan to bring both of these functions in-house during 2007, thereby reducing our costs per test, and improving our margins.

     CLINICAL VALIDATION

         As summarized in a 2005 American Psychiatric Association Poster, reviewing results of rEEG guided treatment in prospective, retrospective, comparative studies and independent physician case series, fairly consistent results were reported. Generally, rEEG guided therapy, when used in conjunction with other standard clinical information has shown the ability to guide physicians to successful outcomes in

70% or more of mostly treatment resistant patients. Various studies in the literature would suggest the current standard of care for treatment success with treatment resistant patients is less than half that rate, and in some cases only 10-15%.(15)

                    COMPLETED INDEPENDENT STUDIES AND TRIALS

                               Veterans Association               CIGNA
                              Blind Prospective Major      Treatment-Resistant           Davis-Atlanta
    ADD/Depression Study         Depression Study              Field Trial                Case Study
       100 Patients                 13 Patients                56 Patients                15 Patients
---------------------------   ------------------------   ------------------------   ------------------------
   rEEG-Guided Efficacy        rEEG-Guided Efficacy       rEEG-Guided Efficacy       rEEG-Guided Efficacy
           >80%                         83%                        70%                       100%

        Monte Nido
   Eating Disorder Case          Hamilton-Newport            Hoffmann-Denver         L'Abri Dual Diagnosis
          Series                 Beach Case Series             Case Series           San Diego Case Series
        81 Patients                 34 Patients                15 Patients                58 Patients
---------------------------   ------------------------   ------------------------   ------------------------
   rEEG-Guided Efficacy        rEEG-Guided Efficacy       rEEG-Guided Efficacy       rEEG-Guided Efficacy
            83%                         78%                        73%                        93%


         ADD/DEPRESSION STUDY
         -----------------------------------------------------------------------
         Prospective study with retrospective analysis.
         EFFICACY:  >80%


         Date: 1995. The initial formalized trial consisted of 100 patients of which 46 were diagnosed with ADD and 54 with depression. Conventional thought would have anticipated that the ADD patients would have responded to the stimulants and the depressed patients would have responded to the antidepressants. In this study, those that failed to respond to conventional treatment were treated with non-conventional medications. rEEG correctly identified which patients would respond to which medications over 80% of the time. This study was published in Clinical Electroencephalography.(16)

         VETERANS ADMINISTRATION BLINDED PROSPECTIVE MAJOR DEPRESSION STUDY
         -----------------------------------------------------------------------

         Randomized, Prospective, Double-Blind Study

         Date: 1997-1999. A pilot prospective study of severe and long-term Veterans Administration patients diagnosed with major depressive disorders was conducted under the direction of Dr Art Kling, former Vice-Chairman of the Department of Psychiatry at UCLA. The trial consisted of 13 patients, all diagnosed with depression with average illness duration of 16 years. As measured by all indices used, all patients but one in the rEEG guided treatment group showed significant improvement (86%). In the control group, where patients were treated without the benefit of rEEG, only one of the patients significantly improved based upon physician-guided medication selection (17%), and as it turned out, this patient received the class of medication that rEEG predicted would most benefit the patient need even though this knowledge was not available to the physicians in the control group. This study has been submitted for publication.

----------
(15) Dunner, D.L., Rush, A.J., Russell, J.M., Burke, M., Woodard, S., Wingard, P., and Allen, J., PROSPECTIVE, LONG-TERM, MULTICENTER STUDY OF THE NATURALISTIC OUTCOMES OF PATIENTS WITH TREATMENT-RESISTANT DEPRESSION. J Clin Psychiatry. 67(5):688-95 (May 2006).

(16) Suffin,  S. C. and Emory,  W. H., CLINICAL  ELECTROENCEPHALOGRAPHY,  26(2),
     1995.

         TREATMENT-RESISTANT PATIENT FIELD TRIAL - CIGNA CO-SPONSORSHIP
         -----------------------------------------------------------------------

         A pilot study conducted between 2000 and 2002 with CIGNA Behavioral Health and its network of Atlanta psychiatrists included 56 treatment-resistant patients. All patients had previously failed at least two trials of medication treatments. Utilizing rEEG guidance, 69% of patients were reportedly responsive to identified treatments.

         PHYSICIAN CASE SERIES
         -----------------------------------------------------------------------

         Six physicians in five different clinical settings covering a wide variety of diagnoses and ages have now reported on treatment results aided by the use of rEEG in their clinics. The physicians received no remuneration of any kind from CNSR and, in most cases, paid or had their patients pay for the test and rEEG analysis. After reporting on their results, a number of these physicians developed a strong desire to instruct other physicians in the use of rEEG, and they have now become regional medical directors with responsibility for training other physicians. These physicians generally reported patient outcomes on the seven-point scale, Clinical Global Improvement Index. Most also reported their subjective assessment of the helpfulness of rEEG in treatment of each patient on a seven-point scale, Clinical Helpfulness Index. These patients had a wide variety of disorders but were generally unresponsive to previous treatment efforts. We are pleased that virtually all reported case series have shown compelling treatment results with 70% to 90% of patients achieving MUCH IMPROVED or VERY MUCH IMPROVED rankings. Equally important, similar levels were reported in the rEEG Helpfulness Index (SIGNIFICANTLY HELPFUL or ESSENTIAL).

         MONTE NIDO RESIDENTIAL TREATMENT CENTER
         -----------------------------------------------------------------------

         Monte Nido is a small in-patient treatment clinic in Malibu, California, treating patients suffering from significant eating disorders, primarily anorexia nervosa or bulimia. Dr. W. Hamlin Emory is Medical Director of this facility. An initial analysis of treatment results of 81 patients with pharmacotherapy based on rEEG was compared to 10 patients treated by physicians without rEEG and 13 patients who had rEEG testing but decided against medication. 83% of the rEEG guided patient achieved SIGNIFICANT or MARKED improvement. None of the patients in the other two groups achieved this level of improvement. These results were published in a Scientific Poster at the National Institute of Mental Health annual meeting, New Clinical Drug Evaluation Unit Symposium of 2004. The Monte Nido Residential Treatment Center is now seeking long term outcome data through patient surveys. We are looking forward to learning of these results. The initial study was described in a report in 2001.

         HAMILTON-NEWPORT BEACH CASE SERIES
         -----------------------------------------------------------------------

         Conducted by Dr. Jim Hamilton, a Physician in Newport Beach, CA. In this study, 34 treatment-resistant patients medicated based on information provided in rEEG reports were followed and rated. 19 of the 34 patients had addictive disorders. Only 28 of the 34 cases were analyzed due to the fact that the balance were not available for follow-up. Of the 28 analyzed, in 22 of these 28 cases rEEG was judged to be essential or very helpful in their treatment. In 14 out of these 28 cases, where the rEEG was judged essential, Dr. Hamilton reported that rEEG had directed him "to combinations of medicines that one would never find, or would take years to find after nothing else had worked." In the 19 addiction cases, 4 were lost to follow-up, but in the 15 that were followed, rEEG was judged essential or very helpful in 14 (79%) of the cases.

         HOFFMAN-DENVER CASE SERIES
         -----------------------------------------------------------------------

         Conducted by Daniel Hoffman, M.D., now a Company Medical Director, with a practice in Denver, CO. This study was conducted prior to Dr. Hoffman becoming the National Medical Director for the Company. In this study, rEEG Analytical Reports were provided for 74 treatment-resistant patients who were then followed, and were rated on both the CGI scale and the "Helpfulness" Index. In 56 (74%) of these cases, rEEG was judged to be essential or very helpful in their treatment. A like percentage reported a much improved or very much improved on the Clinical Global Improvement index.

         DAVIS-ATLANTA CASE SERIES
         -----------------------------------------------------------------------

         Conducted by T. Albert Davis, M.D., Medical Director at the Florence McDonnell Center in Atlanta. This was Dr. Davis's initial study of 15 patients that he treated with the aid of rEEG Reports. All 15 patients were reported as having successful outcomes with 7 rated as Very Much Improved and 8 rated Much Improved on the CGI scale. In Helpfulness, rEEG was rated essential for 9 of these patients and moderately helpful for six of these patients.

         RANCHO L'ABRI DUAL DIAGNOSIS
         -----------------------------------------------------------------------

         In this study, 58 "dual diagnosis" (addiction and co-morbid mental illness) patients were treated at Rancho L'Abri, San Diego, one of the most respected in-patient treatment facilities in Southern California. The physicians of Rancho L'Abri described their experience with rEEG in a scientific poster at the 2005 American Psychiatry Association annual meeting. The poster described both CGI rating of Very Much Improved or Much Improved and Helpfulness rating of Essential or Very Helpful in over 90% of the patients for whom it was used.

OUR BUSINESS PLAN - LABORATORY INFORMATION SERVICES

     OUR STRATEGY

         Our strategy is to provide rEEG analysis in a relationship with a physician that is analogous to that of a reference laboratory. In each geographic market, we plan to support this service with a full-time market manager, identified EEG testing sites and a part-time Regional Medical Director. The Regional Medical Director will provide local medical leadership and training, local market communications, a site for physicians to refer particularly challenging cases and support of family physicians needing specialty consults.

         In the next year, we plan to execute initiatives designed to allow for dramatic introduction of rEEG to both treating physicians and their patients in calendar year 2008. We envision this introduction will have elements of pushing demand for rEEG via physician education and pulling demand for rEEG through consumer education. The physician introduction will be accomplished through development of an in-house direct sales force along with professional journal and trade show introduction. The consumer introduction will utilize the major broadcast, print and electronic news media.

         Certain initiatives which are being considered for 2007 and 2008 include:

         1. EXPAND OUR GROUP OF CLIENT-PHYSICIANS TO INCLUDE MOST MAJOR US CITIES. This key infrastructure development is one element necessary for rapid penetration. rEEG Reports often stimulate the identification of treatment strategies that most physicians would not typically consider. Physicians often are inexperienced in these treatment strategies, and they also may be unfamiliar with combinations of medicines that may be suggested by our rEEG Reports. It is valuable for physicians who are not familiar with our rEEG Reports to have an experienced colleague guide them through initial treatments that are facilitated by the use of our rEEG Reports. For physicians that are unfamiliar with our rEEG Reports, their success is dependent on their ability to understand our rEEG Reports and integrate them as another tool of insight to be used in conjunction with their existing training.

         2. CONDUCT THREE PILOT PROGRAMS WITH MANAGED CARE PAYERS. We believe that adoption of rEEG for reimbursement is best accomplished through demonstration of its clinical and economic impact with patients in a health plan. In at least one of these pilot programs, CNSR will seek to pay for independent economic and outcome analysis that CNSR will have the right to publish. We are currently in discussions with three MBHOs to conduct our pilot programs.

         3. COMPLETE CURRENT MULTI-SITE AND CONDUCT ADDITIONAL ACADEMIC TRIALS. CNSR is beginning a six site, 100 patient, academic controlled, blinded, and randomized study of patients suffering from treatment resistant depression. The study will be conducted at Stanford, Cambridge Hospital-Harvard, University of California - Irvine, University of California - San Diego, University of Texas - San Antonio and University of British Columbia. This study has been designed with significant care by many academicians including members of our advisory board. Because of the involvement of respected academic centers, we believe that the results of the study will be published, and widely disseminated. In addition, we plan to conduct at least two additional clinical trials. We are also advancing designs in dual-diagnosis addiction and bulimia, a treatment resistant depression study of different design and a unique study amongst high performing but challenged college students.

         4. IMPROVE SYSTEM TURN-AROUND TO NEXT DAY AND ADD CAPACITY TO COVER PROJECTED VOLUME. We plan to increase the usefulness of our service by returning reports to physicians one day after patient data is submitted to us. To accomplish this task, we will need to improve the coordination of functions related to rEEG analysis that we currently outsource. Our longer term goal is to advance rEEG turn-around time to be "while-you-wait."

         5. ENHANCE REPORTS TO PROVIDE QUANTITATIVE BIOMARKER DATA AND DEVELOP PHYSICIAN TRAINING AND CERTIFICATION PROCESS. We plan to advance our training programs this year with the aid of a training CD-ROM which is currently in development. In addition, our next generation rEEG report is anticipated to provide technical data on the set of rEEG biomarkers in a manner that will allow trained physicians to better consider treatment options and integrate their knowledge of clinical assessment and historical treatment experience with the rEEG biomarker data. Our training program will aid physicians' use and understanding of our rEEG Reports. The training process will have the added advantage of communicating to patients and their families that a participating physician has completed rEEG training, and is competent in the use of rEEG Reports to guide treatment.

         6. EXPAND REPORTED MEDICATIONS TO INCLUDE ANTIPSYCHOTICS. Antipsychotics are the only significant class of psychotropic medications for which rEEG does not currently offer treatment guidance. Psychosis is one of the most severe mental illness and is also one of the most difficult to treat. We plan to conduct studies to determine if our rEEG Reports are useful in guiding the treatment of psychosis, especially schizophrenia. We have two initiatives to accomplish this objective. The first is a grant from the Washington Technology Center and Washington State University, and the second is with a group in China.

         7.       ADD KEY  LEADERSHIP  IN  MEDICINE  AND  MARKETING.  We plan to continue to hire, train, retain and motivate additional skilled personnel, particularly managers with experience in growing healthcare companies, sales representatives who are responsible for customer education and training and customer support, as well as personnel with experience in clinical testing and matters relating to obtaining regulatory approvals.

     MARKET INTRODUCTION

         After accomplishing our immediate goals of building the regional medical leadership and reaching agreement for pilot trials with MBHOs, aggressive national introduction will occur with establishment of that regional leadership, establishment of an introductory sales force, and prepublication release of our treatment-resistant depression or other key study data.

         PUSH: By accessing thought leaders in psychiatry at the national and community level, publicizing the clinical benefits in professional and consumer media, and relying on our own dedicated sales force to educate psychiatrists we believe that the compelling benefits and economic efficiency of rEEG guidance will provide large scale physician trial.

         Our main promotional strategy with physicians will continue to be "try it, you'll like it - no charge". Because of the low variable cost of producing rEEG Analytical Reports, we can offer free trials to physicians to encourage them to begin to experience the benefits of rEEG. Our current program offers Physicians five (5) free Type I reports with their only commitment being the completion of a consultative review with one of our regional medical directors for each report. We encourage physicians to select their most hard to treat patients for these free trials. It is our expectation that no matter how well conducted our academic trials, physicians need to experience rEEG for themselves. One physician has written a letter to CNSR stating, "I DON'T KNOW THAT I COULD GO BACK TO PRACTICING BLINDED PSYCHIATRY. UNTIL YOU EXPERIENCE HOW DIFFERENT IT FEELS TO PRACTICE THIS WAY, I COULD SEE SKEPTICISM FROM OTHERS." We believe physician trial is the key to adoption of rEEG.

         PULL: We intend to utilize major print, broadcast and electronic news media to explain the benefits of rEEG directly to patients. We believe that these media are the most effective and cost-efficient means to pull-in consumer demand for rEEG and that we have an unusual opportunity to develop a large reach at an early stage that can stimulate dynamic demand.

         This demand will also encourage physicians to seek early understanding of rEEG and our goal of trial. Assisting patients to find early adopting physicians by providing identification of trained physicians on our web site will likely provide another win- win for patients, physicians and CNSR.

     NEW MARKETS

         ADDITIONAL APPLICABLE DISORDERS

         While physicians have historically classified central nervous system disorders as psychiatric or neurological, the diseases themselves could be characterized as disorders of the same organ system, primarily the brain. The utility of using of neurophysiological data to guide treatment of the brain in connection with psychiatric disorders may well extend to neurological disorders.

         For example, we currently have significant information in our rEEG Outcomes Database with respect to the effectiveness of anticonvulsants for patients with certain biomarkers. We intend to explore the utility of our biomarkers for guiding use of medications, including anticonvulsants, for their primary indication of seizure disorders, as well as their utility in pain management for which they are also often prescribed.

         ADDITIONAL APPLICATIONS BEYOND TREATMENT-RESISTANCE

         Due to the success of rEEG with treatment-resistant patients, we believe that rEEG has the potential to become a useful tool for psychiatrists in treating patients that do not qualify as treatment resistant. For example, it is generally acknowledged that children have a wide range of reactions to anti-depressants and, in fact, anti-depressants in many cases actually harm instead of help them. The ability to avoid prescribing anti-depressants for children that may have a physiological predisposition to react negatively would reduce suffering for both the children, and their families, and facilitate the identification of a successful strategy earlier in the process. In addition, adolescents, who are typically intolerant of the long process of medication, would be especially good candidates for rEEG guided therapy.

         CENTERS OF EXCELLENCE

         It is our intention to work with our Client-Physicians, and our medical advisors to support, possibly with financial resources, the establishment of practices and/or clinics that specialize in the use of rEEG guided therapy. We believe that a network of such practices, which we call "Centers of Excellence," will provide opportunities for physician training and additional clinical trials and demonstrations of the value of rEEG technology. It is our goal to make these Centers of Excellence a destination for treatment-resistant patients and a resource for care managers of the MBHOs, and, in time, a network of such Centers may be in a position to contract for a disease management program with the managed care industry.

         GOVERNMENT

         The market for our Laboratory Information Services potentially includes state hospitals, wards of the state in specialty care homes for persistently and seriously ill and jails. 2,186,230 prisoners were held in Federal or State prisons or in local jails as of mid 2005.(17) Rates of severe mental illness in this population are reportedly as high as 24%.(18) We are not currently pursuing this market, in part because there is a substantial incidence of Schizophrenia in this population and we do not yet have sufficient data to provide treatment guidance for Schizophrenic patients.

         We believe the incarcerated population returning to society may be a particularly good market for rEEG. We have not yet explored the opportunity to address this population but are interested in studying whether rEEG guided treatment might add enough improvement in efficiency and effectiveness to alter the recidivism rate.

     RESEARCH AND DEVELOPMENT

         We will continue to enhance, refine and improve the accuracy of our CNSR Database and rEEG through expansion of the number of medications covered by our rEEG Analytical Reports, expansion of our biomarkers, refinement of our biomarker system, and by reducing the time to turnaround a report to the physician. Other specific research and development goals consist of:

         o Developing enhanced Type II Analyses that have increased value and content;

----------
(17) U.S.    Dept.    of    Justice-     Bureau    of    Justice     Statistics,
     http://www.ojp.usdoj.gov/bjs/prisons.htm.

(18) Daly, R., PRISON MENTAL HEALTH CRISIS CONTINUES TO GROW, Psychiatry News, 40-20 at 1 (October 20, 2006).

         o        Addition of other CNSR agents, and possibly cardiac agents;

         o Developing an automated Type I (m) for patients on a single well characterized medication;

         o        Advancing  our  research  to  understand   the  total  balance
                  analysis that can be used for monitoring or a more global scale; and

         o        Improved graphical presentation of results.

OUR BUSINESS PLAN - PHARMACEUTICAL DEVELOPMENT AND ADVANCEMENT

         Although we intend to emphasize our Laboratory Information Services during the next twelve (12) months, we plan to increase our involvement with the pharmaceutical industry in the future.

     OUR STRATEGY

         Our strategy in the next year is the initiation of marketing of rEEG to selected potential pharmaceutical development partners. Evaluation of such opportunities by potential partners is complicated by many issues including state of intellectual property, regulatory approval for marketing and the trial(s) necessary, medication delivery and packaging requirements of the medications, therapeutic synergy of the combination, market needs in selected indications and related competitive advantage, estimated market size, production costs, current physician familiarity with the individual agents and other considerations.

         A secondary goal is to explore the business opportunity in aiding in resuscitating opportunities for psychiatric medications that are no longer being pursued by their developers despite the fact that such medications demonstrated significant efficacy for subgroups of patients in clinical trials. We believe that, by using our system of rEEG biomarkers, we can aid in identifying patient populations that are more likely to respond to a particular medication based on their common physiological characteristics. We are interested in exploring cooperative relationships, which utilize our technology and rEEG Outcomes Database to aid in the development and clinical trials of efficacious medications that previously had failed to adequately demonstrate that efficacy in late stage trials.

         We intend to leverage our capabilities and technology to develop a pharmaceutical business from four sources:

     COMBINATION OF OFF-PATENT AGENTS FORMULATED INTO SINGLE PILL FIXED-DOSE COMBINATIONS.

         Our  data  has  demonstrated  that  some  patient  electrophysiological abnormalities are more frequently observed than others. Most of the frequent abnormalities take more than one agent to bring the patient to an electrophysiological normal state. This is not surprising, as the individual agents were never developed from an electrophysiological normalizing perspective. We have identified a number of high frequency abnormalities that appear to be most effectively addressed by a combination of medications. We have filed patent applications on two categories of combinations and expect to file more. Our current focus is for opportunities in bulimia, treatment-resistant depression and addiction.

     PARTNERING WITH PHARMACEUTICAL DEVELOPERS TO "RESCUE" NEW AGENTS IN DEVELOPMENT.

         New Chemical Entities (NCEs) that have been shown to be safe, but not efficacious in late stage clinical trials present opportunities to partner or acquire and re-license. Specifically, our interest is focused on a group of agents that can generally be described as having (a) completed pre-clinical formulation, toxicology, pilot production development, and all required animal studies, (b) completed Phase I human safety studies, (c) completed Phase II human dosing studies and possibly conducted initial

Phase III pivotal efficacy studies. These agents will have shown themselves to be generally safe without debilitating adverse affects but have been discontinued in development due to their failure to show compelling efficacy in either Phase II or Phase III studies.

         We estimate that there are approximately 200 central nervous system compounds which are sitting idle at large pharmaceutical companies after failing Phase II or Phase III trial.(19) We have completed a review of 53 such agents that fit the described criteria and initially has focused on eight which are thought to be worthy of consideration for licensing. Five other agents have been identified as to be worth in-licensing pursuit for United States development. These are agents that have been approved in overseas markets but not in the United States. While they may not have been adequately differentiated, or the regulatory expense may not have seemed justifiable for the potential market opportunity, we believe that these agents belong to classes that have been generally under utilized for additional significant indications. We believe that for some medications, our rEEG biomarker system will be able to identify patients with a high likelihood of responding well to these medications based on the presence of rEEG-defined biomarkers.

         We believe our rEEG biomarker system can be used to effect:

         o Reduction of placebo responders in a clinical trial by focusing on treatment resistant patients or eliminating patients demonstrating normal neurophysiologic function and balance;

         o        An  increase  in  treatment  group   responders  by  selecting
                  patients for trial inclusion based on the presence of specific rEEG defined neurophysiology.


     AMELIORATING THE CNSR SIDE EFFECTS OF MEDICATIONS USED FOR OTHER MEDICAL PURPOSES.

         "Cancer fog" is a colloquial term used to describe the response of a patient or care-givers response to the stresses and perhaps the medications associated with cancer therapeutics. For patients, these effects appear to be particularly specific to certain chemotherapeutic agents.

         To the extent these agents cause a specific common alteration in neurophysiological function, rEEG should be able to note and identify this. This should allow the creation of a counteracting medication antidote for people suffering from a neuropsychiatric condition following primary therapy.

COMPARABLE COMPANIES, COMPETITION AND INDUSTRY DEVELOPMENTS

     INDUSTRY DEVELOPMENTS

         We are not aware of any reference laboratories that service Psychiatry with tools or information to direct therapy, although the following firms are using neurophysiological data in an attempt to diagnose certain disorders and, in some cases, monitor or confirm therapy:

         o        LEXICOR INC. (www.lexicor.com) uses EEG to diagnose ADHD

----------
(19) Jarvis, L. M. TEACHING AN OLD DRUG NEW TRICKS: GENE LOGIC IS CONVINCING BIG PHARMA TO TAKE ANOTHER LOOK AT ABANDONED DRUGS. Chemical and Engineering News, 84-7 at 52,54-55(February 13, 2006).

         o NEURONETIX (www.neuronetix.com) uses tools to diagnose Autism, Dyslexia and Alzheimer's

         o AMEN CLINIC - uses SPECT for diagnosis and monitoring of therapy

         o NEUROGNOSTICS - uses FMRI for confirmation of therapeutic efficacy

         We are not aware of any companies using neurophysiological data to guide therapy in conjunction with a neurophysiology outcomes database.

     COMPARABLE COMPANIES

         Although there are no companies offering a service similar to that offered by CNSR, the following companies might be noted as comparable through some commonalities:

         o ASPECT MEDICAL SYSTEMS, INC. (Nasdaq: ASPM), an EEG anesthesia monitoring company, is developing a specific EEG measurement system that indicates a patient's likely response to some antidepressant medications. Boston Scientific invested $25 million in a joint venture to accelerate this effort. Patients must be measured prior to and after taking medication. Publicly available knowledge suggests that the technology may validate a patient's treatment but does not guide specific treatment. Initial trials have shown efficacy in correlating a patient's ultimate response to antidepressants. The revenue model appears to involve sale of equipment and a per-patient charge. The company is now conducting trials.

         o HYTHIAM, INC. (Nasdaq: HYTM). Though perhaps more of an analogous company than a competitor, Hythiam is a public company introducing a proprietary addiction detoxification procedure that purports to address physiologic needs of addicts and impact on-going recovery. The company charges a $15,000 fee for stimulant abusers and $12,000 for alcohol abusers. Since CNSR does not provide guidance regarding detoxification of addictions (only their post-detoxification treatment), Hythiam is not a direct competitor.

         o BRAIN RESOURCE COMPANY (www.brainresource.com), a development stage Australian public company developing EEG and other physiology data on patients with behavioral illness through a network of physician data relationships. Their revenue model includes physician services and sale of systems and services to pharmaceutical development companies in the CNSR field.

         o GENOMIC HEALTH, INC. (NasdaqGM: GHDX). This public company provides analogous services to those of CNSR for patients suffering from cancer.

     EMERGING TECHNOLOGIES

The entire field of neuropsychiatry is undergoing dramatic changes as a result of the introduction of new technologies. Many of these changes are driven by medical device companies including:

         o CYBERONICS, INC. (Nasdaq: CYBX). Cyberonics has developed an implantable Vagus Nerve Stimulation device approved for treatment-resistant depression. This device has received pre-marketing approval from the Food and Drug Agency for patients and is believed to be under reimbursement review by insurance payers.

         o MEDTRONIC, INC. (NYSE: MDT). Medtronic has an implantable deep brain stimulation device (DBS) in development which is similar to their device approved for Parkinson's treatment.

         o NEURONETICS (www.neuronetics.com). Neuronetics has developed a trans-cranial magnetic stimulation (rTMS) device which is designed to be applied externally in a series of treatments over several weeks. The company is expected to file FDA registration soon.

         We view these developing treatment options as expensive augmentations to existing therapies for treatment-resistant patients. From this perspective, these devices can be considered as competitive therapeutic treatment options to medications. To the best of our knowledge, rEEG-guided therapy provides a higher probability of treatment success at a significantly lower cost than device-based solutions, which gives us a competitive advantage in the marketplace.

GOVERNMENT REGULATION

         Currently, we do not believe that sales of our Laboratory Information Services, including our rEEG Analytical Reports, are subject to regulatory approval. However, federal, state and foreign laws and regulations relating to the sale of our Laboratory Information Services are subject to future changes, as are administrative interpretations of regulatory agencies. In the event that federal, state, and foreign laws and regulations change, we may need to incur additional costs to seek government approvals for our Laboratory Information Services.

         In the future, we intend to seek approval for medications or combinations of medications for new indications, either with corporate partners, or potentially, on our own. The development and commercialization of medications for new indications is subject to extensive regulation by the U.S. Federal government, principally through the FDA and other federal, state and governmental authorities elsewhere. Prior to marketing any central nervous system medication, and in many cases prior to being able to successfully partner a central nervous system medication, we will have to conduct extensive clinical trials at our own expense to determine safety and efficacy of the indication that we are pursuing.

EMPLOYEES

         As of March 7, 2007, we had 7 full-time employees. Since inception, we have never had a work stoppage, and our employees are not represented by a labor union. We consider our relationships with our employees to be positive.

LEGAL PROCEEDINGS

         From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. We are not currently party to any legal proceedings, the adverse outcome of which, in our management's opinion, individually or in the aggregate, that would have a material adverse effect on our results of operations or financial position.

DESCRIPTION OF PROPERTY.

         We currently lease our office space under a lease agreement which expires in April of 2007. The facility is approximately 1900 sq. ft, and is located in Costa Mesa, California. It is from this facility that we conduct all of our executive and administrative functions. We believe our space is adequate for our current needs and that suitable additional or substitute space will be available to accommodate the foreseeable expansion of our operations. Our telephone number is (949) 248-5461.

FILING STATUS

         We file reports with the Securities and Exchange Commission the ("SEC"). You can read and copy any materials we file with the Commission at its' Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. You can obtain additional information about the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission, including us.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING THE OPERATING RESULTS, FINANCIAL CONDITION AND LIQUIDITY AND CASH FLOWS OF CNSR CALIFORNIA FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2006 AND 2005, AND THE THREE MONTH PERIODS ENDED DECEMBER 31, 2006 AND 2005. THE DISCUSSION AND ANALYSIS THAT FOLLOWS SHOULD BE READ TOGETHER WITH OUR FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS FORM 8-K. EXCEPT FOR HISTORICAL INFORMATION, THE MATTERS DISCUSSED IN THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS ARE FORWARD LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES AND ARE BASED UPON JUDGMENTS CONCERNING VARIOUS FACTORS THAT ARE BEYOND OUR CONTROL.

OVERVIEW

         We are a life sciences company focused on the commercialization of a patented system that guides psychiatrists and other physicians to determine a proper treatment for patients with behavioral (psychiatric, and/or addictive disorders). We also intend to identify, develop and commercialize new indications of approved drugs and drug candidates for this patient population.

         We have developed an extensive proprietary database ("CNS Database") consisting of approximately 13,000 clinical outcomes across 2,000 patients who had psychiatric or addictive problems. For each patient, we have compiled electrocephalographic ("EEG") scans, symptoms, course of treatment and outcomes often across multiple treatments from multiple psychiatrists and physicians.
Using this database, our technology compares a patient's EEG scan to the outcomes in the database and ranks treatment options based on treatment success of patients having similar neurophysiology.

         Trademarked as Referenced-EEGSM ("rEEGSM"), this patented technology allows CNS to create and provide simple reports that specifically guide physicians to treatment strategies based on the patient's own physiology. The vast majority of these patients were considered long-term "treatment-resistant", the most challenging, high-risk and expensive category to treat.

            rEEG identifies relevant neurophysiology that is variant from the norm and identifies medications that have successfully treated database patients having similar aberrant physiology. It does this by comparing a patient's standard digital EEG to a normative database. This identifies the presence of any pathophysiology. The rEEG process then compares the stratified set of patients with similar pathophysiology to our CNS Database and reports on relative medication success for this stratified group. Upon completion, the physician is provided the analysis in a report detailing and ranking classes of agents (and specific agents within the class) by treatment success.

         We believe the key factors that will drive broader adoption of rEEG will be acceptance by healthcare providers of its clinical benefits, demonstration of the cost-effectiveness of using our test, reimbursement by third-party payors, expansion of our sales force and increased marketing efforts.

         Since our inception, we have generated significant net losses. As of December 31, 2006, we had an accumulated deficit of $8.4 million. We incurred operating losses of $400,000 for the quarter ended December 31, 2006 and $1.8 million and $1.0 million in the years ended September 30, 2006 and 2005, respectively. We expect our net losses to continue for at least the next several years. We anticipate that a substantial portion of our capital resources and efforts will be focused on research and development, scale up our commercial organization, and other general corporate purposes. Research and development projects include the completion of clinical trials, the enhancement of our database and the identification of new medication that are often combinations of approved drugs.

FINANCIAL OPERATIONS OVERVIEW

         REVENUES

         We derive our revenues from the sale of rEEG Analytical Reports to physicians and operate in one industry segment. Physicians are generally billed upon delivery of an rEEG Analytical Report. The list prices of our rEEG Analytical Reports to physicians range from $200 to $800 with $400 being the most frequent charge.

         COST OF REVENUES

         Cost of revenues represents the cost of direct labor, the amortization of the purchased database and costs associated with external processing, analysis and consulting review necessary to render an individualized test result. Costs associated with performing our tests are expensed as the tests are performed. We are currently evaluating the feasibility of hiring our own personnel to perform most of the processing and analysis necessary to render a report.

         RESEARCH AND DEVELOPMENT

         Research and development expenses primarily represent costs incurred to design and conduct clinical studies, improve rEEG processing, add data to our database, improve analytical techniques and advance application of the methodology to additional clinical diagnosis. We charge all research and development expenses to operations as they are incurred.

         SALES AND MARKETING

         Our selling and marketing expenses consist primarily of personnel costs and the costs of educating physicians, laboratory personnel and other healthcare professionals regarding our product.

         GENERAL AND ADMINISTRATIVE

         Our general and administrative expenses consist primarily of personnel related costs, legal costs, accounting costs and other professional and administrative costs.

         CRITICAL ACCOUNTING POLICIES AND SIGNIFICANT JUDGMENTS AND ESTIMATES

         This discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as revenues and expenses during the reporting periods. We evaluate our estimates and judgments on an ongoing basis. We base our estimates on historical experience and on various other factors we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could therefore differ materially from those estimates under different assumptions or conditions.

         Our significant accounting policies are described in the notes to our financial statements included elsewhere in this report. We believe the following critical accounting policies reflect our more significant estimates and assumptions used in the preparation of our financial statements.

         REVENUE RECOGNITION

         We have generated limited revenues since our inception. Revenues for our product are recognized when an rEEG Analytical Report is delivered to a Client-Physician.

         STOCK-BASED COMPENSATION EXPENSE

         Stock-based compensation expense, which is a non-cash charge, results from stock option grants. Compensation cost is measured at the grant date based on the calculated fair value of the award. We recognize stock-based compensation expense on a straight-line basis over the vesting period of the underlying option. The amount of stock-based compensation expense expected to be amortized in future periods may decrease if unvested options are subsequently cancelled or may increase if future option grants are made.

RESULTS OF OPERATIONS FOR THE QUARTERS ENDED DECEMBER 31, 2006 AND 2005

                                                     FOR THE THREE MONTHS ENDED
                                                           DECEMBER 31,
                                                    ---------------------------
                                                       2006             2005
                                                    ---------         ---------
Revenues ...................................        $  46,600         $  36,600
                                                    ---------         ---------

Operating expenses:
   Cost of revenues ........................           47,000            33,300
   Research and development ................          180,100            89,000
   Sales and marketing .....................           26,000            11,000
   General and administrative ..............          194,200           146,800
                                                    ---------         ---------

    Total operating expenses ...............          447,300           280,100
                                                    ---------         ---------

Operating loss .............................         (400,700)         (243,500)

Other income (expense) .....................              800           (97,300)
                                                    ---------         ---------

Loss before income taxes ...................         (399,900)         (340,800)
Income taxes ...............................             --                --
Net loss ...................................        $(399,900)        $(340,800)
                                                    =========         =========


         REVENUES-Revenues were $46,600 for the quarter ended December 31, 2006 as compared to $36,600 for the comparable period in 2005. The increase in revenues resulted from the adoption of rEEG by an additional eight (8) physicians. The number of rEEG's performed in the quarter increased from 97 in 2005 to 123 in 2006 while the price per test remained constant at approximately $380. To drive broader adoption of rEEG we have undertaken a multi-site clinical study to validate the efficacy of our product. In addition, we plan to increase our marketing efforts and expand our sales force to increase market awareness of rEEG.

         COST OF REVENUES-For the quarter ended December 31, 2006, cost of revenues was $47,000, consisting primarily of direct labor costs of $15,800, consulting fees of $11,300 and amortization of the purchased database of $19,900. For the quarter ended December 31, 2005, cost of revenues was $33,300 consisting primarily of direct labor costs of $12,600, consulting fees of $800 and amortization of the purchased database of $19,900. We expect costs of revenues will increase as an absolute number as the volume of rEEGs processed increases; however, cost of revenues will decrease as a percentage of revenues due to operating efficiencies and since the cost of the purchased database has been amortized fully in the quarter ended December 31, 2006.

         RESEARCH AND DEVELOPMENT-Research and development expenses were $180,100 for the quarter ended December 31, 2006 as compared to $89,000 for the comparable period in 2005. The increase in research and development expenses of $91,100 is primarily attributable to additional costs of $36,300 incurred in connection with research for the identification of indications of approved drugs and drug candidates and the cost of $59,700 to conduct clinical studies in 2006. We expect research and development expenses to continue to increase as we continue with the identification of approved drugs and drug candidates, complete studies to validate the efficacy of our product, acquire new data for our database, enhance our system and hire additional employees.

         SALES AND MARKETING- Sales and marketing expenses were $26,000 for the quarter ended December 31, 2006 as compared to $11,000 for the comparable period in 2005. The increase in sales and marketing expenses resulted primarily from increased payroll costs and the design of marketing materials in the quarter ended December 31,2006. We expect sales and marketing expenses to increase substantially as we increase our marketing efforts and expand our sales.

         GENERAL AND ADMINISTRATIVE- General and administrative expenses were $194,200 for the quarter ended December 31, 2006 as compared to $146,800 for the comparable period in 2005. The increase in general and administrative resulted primarily from an increase in legal and accounting costs associated with the reverse merger. We expect general and administrative costs to increase as we expand our staff and incur costs associated with being a public company.

         INTEREST EXPENSE-Interest expense was $51,000 for the quarter ended December 31, 2006 as compared to $97,300 for the comparable period in 2005. The decrease in interest expense resulted from the conversion of promissory notes into the Company's preferred stock in October 2006.

RESULTS OF OPERATIONS FOR THE YEARS ENDED SEPTEMBER 30, 2006 AND 2005

                                                      For the years ended
                                                         September 30,
                                                 ------------------------------
                                                     2006               2005
                                                 -----------        -----------
Revenues .................................       $   175,500        $   127,400
                                                 -----------        -----------

Operating expenses:
  Cost of revenues .......................           175,900            165,100
  Research and development ...............            76,700             58,500
  Sales and marketing ....................            36,000             52,900
  General and administrative .............         1,671,100            811,800
                                                 -----------        -----------

    Total operating expenses .............         1,959,700          1,088,300
                                                 -----------        -----------

Operating loss ...........................        (1,784,200)          (960,900)
                                                 -----------        -----------

Other income (expense):
  Interest expense, net ..................          (390,600)          (330,700)
  Gain (loss) on derivative
    instruments ..........................         1,178,500           (212,500)
  Gain on troubled debt
    restructuring ........................         1,079,700               --
                                                 -----------        -----------
     Total other income
      (expense) ..........................         1,867,600           (543,200)
                                                 -----------        -----------

Income (Loss) before income
  taxes ..................................            83,400         (1,504,100)
Income taxes .............................               800                800
                                                 -----------        -----------
Net  income (loss) .......................       $    82,600        $(1,504,900)
                                                 ===========        ===========


         REVENUES-Revenues were $175,500 for the year ended September 30, 2006 as compared to $127,400 for the comparable period in 2005. The increase in revenues resulted from the adoption of rEEG by additional physicians. To drive broader adoption of rEEG we have undertaken a clinical study to validate the efficacy of rEEG, and intend to increase our marketing efforts and expand our sales force.

         COST OF REVENUES-For the year ended September 30, 2006, cost of revenues was $175,900, consisting primarily of direct labor costs of $50,200, consulting fees of $41,500 and amortization of the purchased database of $79,800. For the year ended September 30, 2005, cost of revenues was $165,100 consisting primarily of direct labor costs of $50,200, consulting fees of $25,000 and amortization of the purchased database of $79,800. We expect costs of revenues will increase as an absolute number as the volume of rEEGs processed increases; however, cost of revenues will decrease as a percentage of revenues due to operating efficiencies and as a result of the cost of the purchased database being fully amortized in the first quarter of our fiscal year ending September 30, 2007.

         RESEARCH AND DEVELOPMENT-Research and development expenses were $76,700 for the year ended September 30, 2006 as compared to $58,500 for the comparable period in 2005. The increase in research and development expenses resulted from increased consulting fees incurred in 2006 primarily related to the design of clinical studies. We expect research and development expenses to increase as we complete studies to validate the efficacy of our product, acquire new data for our database, enhance our system and hire additional employees.

         SALES AND MARKETING- Sales and marketing expenses were $36,000 for the year ended September 30, 2006 as compared to $52,900 for the comparable period in 2005. The decrease in sales and marketing expenses resulted from a decrease in sales consultants in 2006. We expect sales and marketing to increase as we increase our marketing efforts and expand our sales.

         GENERAL AND ADMINISTRATIVE- General and administrative expenses were $1,671,100 for the year ended September 30, 2006 as compared to $811,800 for the comparable period in 2005. The increase in general and administrative resulted from an increase in payroll costs of $420,300, an increase in legal and accounting costs of $248,400 and an increase in consulting fees of $123,900. We expect general and administrative costs to increase as we expand our staff and incur costs associated with being a public company.

         INTEREST EXPENSE-Interest expense was $390,600 for the year ended September 30, 2006 as compared to $330,700 for the comparable period in 2005. The increase in interest expense resulted from an increase in interest-bearing debt including convertible promissory notes, deferred salaries and unreimbursed expenses. We expect interest expenses to decrease, as substantially all of our interest-bearing debt was repaid or converted into equity in October 2006.

         GAIN (LOSS) ON DERIVATIVE INSTRUMENTS-Gain on derivative instruments was $1,178,500 for the year ended September 30, 2006 compared to a loss of $212,500 for the comparable period in 2005. In accordance with generally accepted accounting principles, we treated the beneficial conversion feature associated with the convertible promissory notes and all non-employee warrants exercisable during the period the notes were potentially convertible into an unlimited number of common shares as liabilities at their fair value. The fair value of the beneficial conversion feature and the warrants were estimated using the Black-Scholes option pricing model. The fair value of the beneficial conversion feature and the warrants and options was recomputed each reporting period with the change in fair value recorded as a gain or loss on derivative instruments.

         GAIN ON TROUBLED DEBT RESTRUCTURING-Gain on troubled debt restructuring was $1,079,700 for the year ended September 30, 2006 as compared to zero in the comparable period for 2005. At September 30, 2005, we owed certain employees and consultants deferred compensation, accrued consulting fees, other compensation-related liabilities and accrued interest thereon aggregating $2,480,900. Due to financial difficulties experienced by the company, in August and September 2006, certain employees and consultants to whom the company owed an aggregate of $3,199,400 accepted 5,834,117 shares of CNSR California's common stock (of which 182,952 were restricted), and warrants and options to purchase an aggregate of 270,638 shares of CNSR California's common stock at $0.59 per share in full settlement of our obligations. On the date of transfer, the amounts due to employees and consultants exceeded the aggregate fair value of the shares, warrants and options transferred by $2,467,700. The gain attributable to employees considered related parties of $1,388,000 has been treated as a capital transaction and included in additional paid-in capital in the accompanying financial statements. The remaining gain of $1,079,700 has been included in operations in the accompanying financial statements.

LIQUIDITY AND CAPITAL RESOURCES

         Since our inception, we have incurred significant losses and, as of December 31, 2006, we had an accumulated deficit of approximately $8.4 million. We have not yet achieved profitability and anticipate that we will continue to incur net losses for the foreseeable future. We expect that our research and development, selling and marketing and general and administrative expenses will continue to grow and, as a result, we will need to generate significant product revenues to achieve profitability. We may never achieve profitability.


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


         SOURCES OF LIQUIDITY-Since our inception substantially all of our operations have been financed primarily from debt financings. Through December 31, 2006, we had received proceeds of $3,116,000 from the issuance of convertible promissory notes, $220,400 from the issuance of common stock to employees in connection with expenses paid by such employees on behalf of the company, and $1.9 million from the sale of preferred stock. As of December 31, 2006, we had cash of $1.4 million and debt of $1.2 million. On March 7, 2007, we merged with CNS Response, Inc., a Delaware company (formerly called Strativation, Inc.), and concurrently therewith received gross proceeds of approximately $7,008,450 in a private placement transaction (the "Private Placement") with institutional investors and other high net worth individuals ("Investors"). Pursuant to Subscription Agreements entered into with these Investors, we sold 5,840,374 Investment Units, at $1.20 per Investment Unit. Each "Investment Unit" consists of one share of our common stock, and a five year non-callable warrant to purchase three-tenths of one share of our common Stock, at an exercise price of $1.80 per share (the "Investor Warrant"). We may agree to sell additional Investment Units for a period of 45 days following March 7, 2007, so that the gross proceeds from the offering may be in excess of $7,008,450.

         CASH FLOWS-As of December 31, 2006 we had $1.4 million in cash compared to $314,800 at December 31, 2005. The increase of $1.1 million was due primarily to cash provided from the sale of our preferred stock offset by the use of $529,700 in cash in our operating activities.

         Net cash used in operating activities was $530,000 for the quarter ended December 31, 2006 compared to $163,000 for the comparable period in 2005. The increase in cash used of $367,000 was primarily due to increases in research and development expenses and general and administrative expenses, and the inability of the Company to pay its obligations as of December 31, 2005.

         Net cash used in investing activities was $5,400 for the quarter ended December 31, 2006 compared to zero for the comparable period in 2005. Our investing activities for the quarter consisted of lease deposits and loans made to employees. We expect amounts used in investing activities to increase as we purchase property and equipment.

         Net cash provided by financing activities was $1.7 million for the quarter ended December 31, 2006 compared to $0 for the comparable period in 2005. Financing activities consisted primarily of the sale of preferred stock.

         CONTRACTUAL OBLIGATIONS-As of December 31, 2006, we had no significant contractual obligations.

         OPERATING CAPITAL AND CAPITAL EXPENDITURE REQUIREMENTS-We expect to continue to incur substantial operating losses in the future and to make capital expenditures to keep pace with the expansion of our research and development programs and to scale up our commercial operations. We expect that our existing cash will be used to fund working capital and for capital expenditures and other general corporate purposes. The amount and timing of actual expenditures may vary significantly depending upon a number of factors, such as the progress of our product development, regulatory requirements, commercialization efforts and the amount of cash used by operations.

         We currently anticipate that our cash and collections from sale of our services, together with the proceeds of completed financings, including the Private Placement, will be sufficient to fund our operations for at least the next 12 months.

         Our future funding requirements will depend on many factors, including the following:

         a. the cost of expanding our commercial operations, including our selling and marketing efforts;

         b. the rate of progress and cost of research and development activities associated with our products;

         c. the rate of progress and cost of research and development activities associated with the identification, development and commercialization of new indications of approved drugs and drug candidates;

         d. the cost of filing, prosecuting, defending and enforcing our patents and other intellectual property rights; and

         e.       the effect of technological and market developments.

         Until we can generate a sufficient amount of revenues to finance our cash requirements, which we may never do, we expect to finance future cash needs primarily through public or private equity offerings, debt financings, borrowings or strategic collaborations. The issuance of equity securities may result in dilution to stockholders. We do not know whether additional funding will be available on acceptable terms, or at all. If we are not able to secure additional funding when needed, we may have to delay, reduce the scope of or eliminate one or more research and development programs or selling and marketing initiatives. In addition, we may have to work with a partner on one or more of our technology development programs or market development programs, which may lower the economic value of those programs to our company.

         INCOME TAXES- Since inception, we have incurred operating losses and, accordingly, have not recorded a provision for federal income taxes for any periods presented. As of September 30, 2006, we had net operating loss carryforwards for federal income tax purposes of $4,627,600. If not utilized, the federal net operating loss carryforwards will expire beginning in 2021. Utilization of net operating loss and credit carryforwards may be subject to a substantial annual limitation due to restrictions contained in the Internal Revenue Code that are applicable if we experience an "ownership change" that may occur, for example, as a result of the Private Placement being aggregated with certain other sales of our stock before or after this offering. The annual limitation may result in the expiration of our net operating loss and tax credit carryforwards before they can be used.

YOU  SHOULD  CAREFULLY  CONSIDER  THE  FOLLOWING  RISK  FACTORS  AND  ALL  OTHER
INFORMATION CONTAINED IN THIS REPORT BEFORE PURCHASING SHARES OF OUR COMMON STOCK. INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IF ANY OF THE FOLLOWING EVENTS OR OUTCOMES ACTUALLY OCCURS, OUR BUSINESS OPERATING RESULTS AND FINANCIAL CONDITION WOULD LIKELY SUFFER. AS A RESULT, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF THE MONEY YOU PAID TO PURCHASE OUR COMMON STOCK.

                                  RISK FACTORS

RISKS RELATED TO OUR COMPANY

WE HAVE A LIMITED OPERATING HISTORY, MAKING IT DIFFICULT TO EVALUATE OUR FUTURE PERFORMANCE.

         We were incorporated in 2000 and therefore have a limited operating history. Investors have limited substantive financial information on prior operations to evaluate the company as an investment. Our potential must be viewed in light of the problems, expenses, difficulties, delays and complications often encountered in the operation of a new business. We will be subject to the risks inherent in the ownership and operation of a company with a limited operating history such as fluctuations in expenses, competition, the general strength of regional and national economies, and governmental regulation. Any failure to successfully address these risks and uncertainties would seriously harm our business and prospects.

WE CURRENTLY DEPEND ON SALES OF OUR REEG ANALYTICAL REPORTS FOR SUBSTANTIALLY ALL OF OUR REVENUE, AND IF OUR REPORTS DO NOT GAIN WIDESPREAD MARKET ACCEPTANCE, THEN OUR REVENUES MAY NOT EXCEED OUR EXPENSES.

         We have developed a methodology that aids psychiatrists and other physicians in selecting appropriate and effective medications for patients with certain behavioral or addictive disorders based on physiological traits of the patient's brain and information contained in a proprietary database that has been developed over the last twenty years. We began selling reports, referred to as rEEG Analytical Reports, based on our methodology in 2000. To date, we have not received widespread market acceptance of the usefulness of our rEEG
Analytical Reports in helping psychiatrists and physicians inform their treatment strategies for patients suffering from behavioral and/or addictive disorders. Because we currently depend on the sale of rEEG Analytical Reports for substantially all or our revenue, and we have no other significant products or services, if we fail to achieve widespread market acceptance for our rEEG Analytical Reports, we will not be able to sustain or grow our revenues.

OUR OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY AND OUR STOCK PRICE COULD DECLINE OR FLUCTUATE IF OUR RESULTS DO NOT MEET THE EXPECTATION OF ANALYSTS OR INVESTORS.

         Management expects that we will experience substantial variations in our operating results from quarter to quarter. We believe that the factors which influence this variability of quarterly results include:

         o the use of and demand for rEEG Analytical Reports and other products and/or services that we may offer in the future that are based on our patented methodology.

         o        the effectiveness of new marketing and sales programs.

         o        turnover in our direct sales force.


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


         o        changes in management.

         o the introduction of products or services that are viewed in the marketplace as substitutes for the services we provide.

         o        communications  published by industry  organizations  or other
                  professional   entities  in  the   psychiatric  and  physician
                  community that are unfavorable to our business.

         o the introduction of regulations which impose additional costs on or impede our business.

         o the timing and amount of our expenses, particularly expenses associated with the marketing and promotion of our services, the training of physicians and psychiatrists in the use of our rEEG Analytical Reports, and research and development.

         As a result of fluctuations in our revenue and operating expenses that may occur, management believes that period-to-period comparisons of our results of operations are not a good indication of our future performance. It is possible that in some future quarter or quarters, our operating results will be below the expectations of securities analysts or investors. In that case, our common stock price could fluctuate significantly or decline.

IF THE ESTIMATES WE MAKE, AND THE ASSUMPTIONS ON WHICH WE RELY IN PREPARING OUR FINANCIAL STATEMENTS PROVE INACCURATE, OUR ACTUAL RESULTS MAY VARY FROM THOSE REFLECTED IN OUR FINANCIAL STATEMENTS.

         Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of our assets, liabilities, revenues and expenses, the amounts of charges accrued by us and related disclosure of contingent assets and liabilities. This includes estimates and judgments regarding revenue recognition, allowances for doubtful accounts, valuation of derivatives, warrants and other equity transactions. We base our estimates and judgments on historical experience and on various other assumptions that we believe to be reasonable under the circumstances at the time such estimates and judgments were made. There can be no assurance, however, that our estimates and judgments, or the assumptions underlying them, will be correct.

WE  MAY  NEED   ADDITIONAL   FUNDING  TO  SUPPORT  OUR  OPERATIONS  AND  CAPITAL
EXPENDITURES, WHICH MAY NOT BE AVAILABLE TO US AND WHICH LACK OF AVAILABILITY COULD ADVERSELY AFFECT OUR BUSINESS.

         We have not generated significant revenues or become profitable, may never do so, and may not generate sufficient working capital to cover costs of operations. We intend to fund our operations and capital expenditures from revenues, our cash on hand and the net proceeds of our Private Placement. As a result of our Private Placement, we believe that we will have sufficient funds to finance the cost of our operations, our operating and management infrastructure, and planned expansion for the next 15 months. However, in the event we expand our operations more aggressively then we currently anticipate, we may need additional capital for this purpose. In addition, we may need additional funds to pursue business opportunities (such as acquisitions of complementary businesses), to react to unforeseen difficulties, such as the need to defend or enforce our intellectual property rights, to respond to competitive pressures, or to obtain regulatory approvals needed to market our Laboratory Information Services and other services and/or products.

         If our capital resources are insufficient, we will need to raise additional funds. We currently have no committed sources of additional capital, and there can be no assurance that any financing arrangements will be available in amounts or on terms acceptable to us, if at all. Furthermore, the sale of additional equity or convertible debt securities may result in additional dilution to existing stockholders. If adequate additional funds are not available, we may be required to delay, reduce the scope of or eliminate material parts of the implementation of our business strategy. This limitation could substantially harm our business, results of operations and financial condition.

OUR INDUSTRY IS HIGHLY COMPETITIVE, AND WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY, WHICH COULD RESULT IN PRICE REDUCTIONS AND DECREASED DEMAND FOR OUR PRODUCTS.

         The healthcare business in general, and the behavioral health treatment business in particular, are highly competitive. In the event that we are unable to convince physicians, psychiatrists and patients of the efficacy of our products and services, particularly our Laboratory Information Services, individuals seeking treatment for behavioral health disorders may seek alternative treatment methods, which could negatively impact our sales and profitability.

OUR LABORATORY INFORMATION SERVICES MAY NOT BE AS EFFECTIVE AS WE BELIEVE THEM TO BE, WHICH COULD LIMIT OR PREVENT US FROM GROWING OUR REVENUES.

         Our belief in the efficacy of our Laboratory Information Services that we provide is based on a limited number of studies. Such results may not be statistically significant, and may not be indicative of the long-term future efficacy of the information we provide. Controlled scientific studies, including those that have been announced and that are planned for the future, may yield results that are unfavorable or demonstrate that our Laboratory Information Services are not clinically useful. While we have not experienced such problems to date, if the initially indicated results cannot be successfully replicated or maintained over time, utilization of our Laboratory Information Services could decline substantially.

DATA RELATING TO OUR PRODUCTS AND SERVICES MAY BE INTERPRETED UNFAVORABLY, WHICH COULD ADVERSELY AFFECT OUR REVENUES AND EARNINGS.

         While we have been able to generate initial interest in our Laboratory Information Services among a limited number of psychiatrists and physicians, there can be no assurance that our efforts or the efforts of others will be successful in increasing the acceptance of our Laboratory Information Services. Marketplace acceptance of our Laboratory Information Services may largely depend upon healthcare providers' interpretation of our limited data, the results of pending studies, or upon reviews and reports that may be given by independent researchers. In the event that health care providers interpret data relating to our Laboratory Information Services unfavorably, and if our marketing and promotional efforts are not as successful as we expect them to be, our revenues and earnings will be harmed.

IF WE DO NOT MAINTAIN AND EXPAND OUR RELATIONSHIPS IN THE PSYCHIATRIC AND PHYSICIAN COMMUNITY, OUR GROWTH WILL BE LIMITED AND OUR BUSINESS COULD BE HARMED. IF PSYCHIATRISTS AND OTHER PHYSICIANS DO NOT RECOMMEND AND ENDORSE OUR PRODUCTS AND SERVICES, OUR SALES MAY DECLINE OR WE MAY BE UNABLE TO INCREASE OUR SALES, AND IN SUCH INSTANCES OUR PROFITABILITY WOULD BE HARMED.

         Purchases by psychiatrists and physicians of our Laboratory Information Services currently account for substantially all of our revenue. Consequently, our relationships with psychiatrists and physicians are critical to our continued growth. We believe that these relationships are based on the quality and ease of use of our Laboratory Information Services, our commitment to the behavioral health market, our marketing efforts, and our presence at tradeshows such as the American Psychiatric Association annual meeting. Any actual or perceived diminution in our reputation or the quality of our Laboratory Information Services, or our failure or inability to maintain our commitment to the behavioral health market and our other marketing and product promotion efforts could damage our current relationships, or prevent us from forming new relationships, with psychiatrists and other physicians and cause our growth to be limited and our business to be harmed.

         To sell our Laboratory Information Services, psychiatric professionals must recommend and endorse them. We may not obtain the necessary recommendations or endorsements from this community. Acceptance of our Laboratory Information Services depends on educating psychiatrists and physicians as to the benefits, clinical efficacy, ease of use, revenue opportunity, and cost-effectiveness of our Laboratory Information Services and on training the medical community to properly understand and utilize our rEEG Analytical Reports. If we are not successful in obtaining the recommendations or endorsements of psychiatrists and other physicians for our Laboratory Information Services, our sales may decline or we may be unable to increase our sales and profitability.

NEGATIVE PUBLICITY OR UNFAVORABLE MEDIA COVERAGE COULD DAMAGE OUR REPUTATION AND HARM OUR OPERATIONS.

         In the event that the marketplace perceives our Laboratory Information Services as not offering the benefits which we believe they offer, we may receive significant negative publicity. This publicity may result in litigation and increased regulation and governmental review. If we were to receive such negative publicity or unfavorable media attention, whether warranted or unwarranted, our ability to market our Laboratory Information Services would be adversely affected, pharmaceutical companies may be reluctant to pursue strategic initiatives with us relating to the development of new products and services, we may be required to change our products and services and become subject to increased regulatory burdens, and we may be required to pay large judgments or fines. Any combination of these factors could further increase our cost of doing business and adversely affect our financial position, results of operations and cash flows.

IF WE DO NOT SUCCESSFULLY GENERATE ADDITIONAL PRODUCTS AND SERVICES FROM OUR PATENTED METHODOLOGY AND PROPRIETARY DATABASE, OR IF SUCH PRODUCTS AND SERVICES ARE DEVELOPED BUT NOT SUCCESSFULLY COMMERCIALIZED, THEN WE COULD LOSE REVENUE OPPORTUNITIES.

         Currently, our primary business is the sale of Laboratory Information Services to psychiatrists and physicians based on our rEEG methodology and proprietary database. In the future, we may utilize our patented methodology and proprietary database to produce pharmaceutical advancements and developments. For instance, we may use our patented methodology and proprietary database to identify new medications that are promising in the treatment of behavioral health disorders, identify new uses of medications which have been previously approved, and identify new patient populations that are responsive to medications in clinical trials that have previously failed to show efficacy in United States Food & Drug Administration (FDA) approved clinical trials. The development of new pharmaceutical applications that are based on our patented methodology and proprietary database will be costly, since we will be subject to additional regulations, including the need to conduct expensive and time consuming clinical trials.

         In addition, to successfully monetize our pharmaceutical opportunity, we will need to enter into strategic alliances with biotechnology or pharmaceutical companies that have the ability to bring to market a medication, an ability which we currently do not have. We maintain no pharmaceutical manufacturing, marketing or sales organization, nor do we plan to build one in the foreseeable future. Therefore, we are reliant upon approaching and successfully negotiating attractive terms with a partner who has these capabilities. No guarantee can be made that we can do this on attractive terms. If we are unable to find strategic partners for our pharmaceutical opportunity, our revenues may not grow as quickly as we desire, which could lower our stock price.

IN THE EVENT THAT WE PURSUE OUR PHARMACEUTICAL OPPORTUNITIES, WE OR ANY DEVELOPMENT PARTNERS THAT WE PARTNER WITH WILL LIKELY NEED TO CONDUCT CLINICAL TRIALS. IF SUCH CLINICAL TRIALS ARE DELAYED OR UNSUCCESSFUL, IT COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

         We have no experience conducting clinical trials of psychiatric medications and in the event we conduct clinical trials, we will rely on outside parties, including academic investigators, outside consultants and contract research organizations to conduct these trials on our behalf. We will rely on these parties to assist in the recruitment of sites for participation in clinical trials, to maintain positive relations with these sites, and to ensure that these sites conduct the trials in accordance with the protocol and our instructions. If these parties renege on their obligations to us, our clinical trials may be delayed or unsuccessful.

         In the event we conduct clinical trials, we cannot predict whether we will encounter problems that will cause us or regulatory authorities to delay or suspend our clinical trials or delay the analysis of data from our completed or ongoing clinical trials. In addition, we cannot assure you that we will be successful in reaching the endpoints in these trials, or if we do, that the FDA or other regulatory agencies will accept the results.

         Any of the following could delay the completion of clinical trials, or result in a failure of these trials to support our business, which would have an adverse effect on our business:

         o delays or the inability to obtain required approvals from institutional review boards or other governing entities at clinical sites selected for participation in our clinical trials,

         o delays in enrolling patients and volunteers into clinical trials,

         o        lower  than  anticipated   retention  rates  of  patients  and
                  volunteers in clinical trials,

         o negative results from clinical trials for any of our potential products, and

         o failure of our clinical trials to demonstrate the efficacy or clinical utility of our potential products.

         If we determine that the costs associated with attaining regulatory approval of a product exceed the potential financial benefits or if the projected development timeline is inconsistent with our determination of when we need to get the product to market, we may chose to stop a clinical trial and/or development of a product.

IF WE DO NOT DEVELOP AND IMPLEMENT A SUCCESSFUL SALES AND MARKETING STRATEGY, WE MAY NOT EXPAND OUR BUSINESS SUFFICIENTLY TO COVER OUR EXPENSES.

         We currently rely on our direct sales force to market and promote our Laboratory Information Services. In the event that we experience high turnover in our direct sales force, and new sales representatives do not acquire the skills to sell our Laboratory Information Services in a timely and successful manner, we may not be able to sustain and grow our revenue.

         In addition, in order to grow our business, we will need to develop and introduce new sales and marketing programs and clinical education programs to promote the use of our Laboratory Information Services by psychiatrists and physicians. If we do not implement these new sales and marketing and education programs in a timely and successful manner, we may not be able to achieve the level of market awareness and sales required to expand our business.

WE MAY NOT BE ABLE TO GENERATE ENOUGH ADDITIONAL REVENUE FROM ANY INTERNATIONAL EXPANSION TO OFFSET THE COSTS ASSOCIATED WITH ESTABLISHING AND MAINTAINING FOREIGN OPERATIONS.

         Currently, we do not have any international operations. However, a component of our growth strategy is to expand our presence into international markets. It is costly to establish international facilities and operations and to promote our Laboratory Information Services in international markets. We may encounter barriers to the sale of our Laboratory Information Services outside the United States, including reduced acceptance by psychiatrists and physicians of our Laboratory Information Services, delays in regulatory approvals outside of the United States, and difficulties associated with establishing sales channels. In addition, we have little experience in marketing and distributing our Laboratory Information Services in international markets. Revenue from international activities may not offset the expense of establishing and maintaining these international operations.

WE MAY NOT BE ABLE TO MEET THE UNIQUE OPERATIONAL, LEGAL AND FINANCIAL CHALLENGES THAT WE WILL ENCOUNTER IN OUR INTERNATIONAL OPERATIONS, WHICH MAY LIMIT THE GROWTH OF OUR BUSINESS.

         If and when we expand  internationally,  we will be subject to a number
of  challenges  which   specifically   relate  to  our  international   business
activities. These challenges include:

         o failure of local laws to provide adequate protection against infringement of our intellectual property

         o protectionist laws and business practices that favor local competitors, which could slow our growth in international markets,

         o less acceptance by psychiatrists and physicians of the use of our products and services,

         o        delays in regulatory approval of our products or services,

         o currency conversion issues arising from sales denominated in currencies other than the United States dollar,

         o        foreign currency exchange rate fluctuations,

         o longer accounts receivable payment cycles and difficulties in collecting accounts receivable.

         If  we  are  unable  to  meet  and  overcome  these   challenges,   our
international operations may not be successful which would limit the growth of our business and could adversely impact our results of operations.

WE MAY FAIL TO SUCCESSFULLY MANAGE AND MAINTAIN THE GROWTH OF OUR BUSINESS, WHICH COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

         As we continue expanding our commercial operations, this expansion could place significant strain on our management, operational, and financial resources. To manage future growth, we will need to continue to hire, train, and manage additional employees, particularly a specially trained sales force to market our Laboratory Information Services.

         In addition, we have maintained a small financial and accounting staff, and our reporting obligations as a public company, as well as our need to comply with the requirements of the Sarbanes-Oxley Act of 2002, and the rules and regulations of the SEC will continue to place significant demands on our financial and accounting staff, on our financial, accounting and information systems and on our internal controls. As we grow, we will need to add additional accounting staff and continue to improve our financial, accounting and information systems and internal controls in order to fulfill our reporting responsibilities and to support expected growth in our business. Our current and planned personnel, systems, procedures and controls may not be adequate to support our anticipated growth or management may not be able to effectively hire, train, retain, motivate and manage required personnel. Our failure to manage growth effectively could limit our ability to achieve our marketing and commercialization goals or to satisfy our reporting and other obligations as a public company.

WE MAY INCUR SIGNIFICANT EXPENSES OR BE PREVENTED FROM COMMERCIALIZING OR DEVELOPING PRODUCTS AS A RESULT OF AN INTELLECTUAL PROPERTY INFRINGEMENT CLAIM.

         Our commercial success depends, in part, on our ability to operate without infringing the patents and proprietary rights of third parties. Infringement proceedings are long, costly and time-consuming and their outcome is uncertain.

         If we become involved in any patent infringement litigation, interference or other administrative proceedings related to our intellectual property, we will incur substantial expenses and the time and effort of our management and scientific personnel, will be significantly diverted. As a result of such litigation or proceedings, we could lose our proprietary position, and be restricted from selling, manufacturing or distributing the affected product(s), incur substantial damage awards, including punitive damages, or be required to seek third party licenses at terms that may be unattractive, or we may fail to acquire the license.

WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY, WHICH IS THE CORE OF OUR BUSINESS.

         We consider the protection of our intellectual property to be critical to our business prospects. We currently have two issued U.S. patents, and we have filed separate patent applications in multiple foreign jurisdictions.

         In the future, if we fail to file patent applications in a timely manner, or in the event we elect not to file a patent application because of the costs associated with patent prosecution, we may lose patent protection that we may have otherwise obtained. The loss of any proprietary rights which are obtainable under patent laws may result in the loss of a competitive advantage over present or potential competitors, with a resulting decrease in revenues and profitability for us.

         With respect to the applications we have filed, there is no guarantee that the applications will result in issued patents, and further, any patents that do issue may be too narrow in scope to adequately protect our intellectual property and provide us with a competitive advantage. Competitors and others may design around aspects of our technology, or alternatively may independently develop similar or more advanced technologies that can be used in the treatment of behavioral health disorders that fall outside the scope of our claimed subject matter.

         In addition, even if we are issued additional patents covering our products, we cannot predict with certainty whether or not we will be able to enforce our proprietary rights, and whether our patents will provide us with adequate protection against competitors. We may be forced to engage in costly and time consuming litigation or reexamination proceedings to protect our intellectual property rights, and our opponents in such proceedings may have and be willing to expend, substantially greater resources than we are able to. In addition, the results of such proceedings may result in our patents being invalidated or reduced in scope. These developments could cause a decrease in our operating income and reduce our available cash flow, which could harm our business and cause our stock price to decline.

         We also utilize processes and technology that constitute trade secrets, such as our outcomes database, and we must implement appropriate levels of security for those trade secrets to secure the protection of applicable laws, which we may not do effectively. In addition, the laws of many foreign countries do not protect proprietary rights as fully as the laws of the United States.

         While we have not had any significant issues to date, the loss of any of our trade secrets or proprietary rights which may be protected under the foregoing intellectual property safeguards may result in the loss of our competitive advantage over present and potential competitors.

CONFIDENTIALITY  AGREEMENTS  WITH  EMPLOYEES,   LICENSEES  AND  OTHERS  MAY  NOT
ADEQUATELY PREVENT DISCLOSURE OF TRADE SECRETS AND OTHER PROPRIETARY INFORMATION

         In order to protect our proprietary technology and processes, we rely in part on confidentiality provisions in our agreements with employees, licensees, treating physicians and psychiatrists and others. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. Moreover, policing compliance with our confidentiality agreements and non-disclosure agreements, and detecting unauthorized use of our technology is difficult, and we may be unable to determine whether piracy of our technology has occurred. In addition, others may independently discover trade secrets and proprietary information. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

ALTHOUGH WE BELIEVE WE ARE NOT CURRENTLY SUBJECT TO REGULATORY  APPROVAL FOR THE
SALE  OF  OUR  LABORATORY  INFORMATION  SERVICES,   REGULATIONS  ARE  CONSTANTLY
CHANGING, AND IN THE FUTURE OUR BUSINESS MAY BE SUBJECT TO REGULATION.

         Currently, we do not believe that sales of our Laboratory Information Services, including our rEEG Analytical Reports, are subject to regulatory approval. However, federal, state and foreign laws and regulations relating to the sale of our Laboratory Information Services are subject to future changes, as are administrative interpretations of regulatory agencies. If we fail to comply with applicable federal, state or foreign laws or regulations, we could be subject to enforcement actions, including injunctions preventing us from conducting our business, withdrawal of clearances or approvals and civil and criminal penalties. In the event that federal, state, and foreign laws and regulations change, we may need to incur additional costs to seek government approvals for our Laboratory Information Services. There is no guarantee that we will be able to obtain such approvals in a timely manner or at all, and as a result, our revenues from our Laboratory Information Services may be reduced, or potentially eliminated.


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


IN THE FUTURE, WE INTEND TO SEEK REGULATORY APPROVAL FOR MEDICATIONS OR COMBINATIONS OF MEDICATIONS FOR NEW INDICATIONS, AND THERE IS NO GUARANTEE THAT WE WILL RECEIVE SUCH APPROVALS.

         We intend to seek approval for medications or combinations of medications for new indications, either with corporate partners, or potentially, on our own. We are currently not authorized to market such medications in any jurisdiction, and we may never receive such authorization. The development and commercialization of medications for new indications is subject to extensive regulation by the U.S. Federal government, principally through the FDA and other federal, state and governmental authorities elsewhere. Prior to marketing any central nervous system medication, and in many cases prior to being able to successfully partner a central nervous system medication, we will have to conduct extensive clinical trials at our own expense to determine safety and efficacy of the indication that we are pursuing. We have no prior experience, as a company, in conducting clinical trials. Clinical trials are expensive and can take years to complete, and have uncertain outcomes. In addition, the regulatory and approval procedures vary from country to country, and additional testing may be required in some jurisdictions. It may take several years to complete the clinical trials, and a product may fail at any stage of testing. Difficulties and risks associated with clinical trials may result in our, or our partners' inability to achieve regulatory approval to market medications for central nervous system disorders. The FDA, other regulatory agencies, our collaborators, or we may suspend or terminate clinical trials at any time.

         Delays or failures in obtaining regulatory approval may delay or prevent the commercialization of any product that we may develop for new indications, diminish any competitive advantage, reduce or eliminate revenues, milestone payments or royalties from collaborators, and adversely affect our ability to attract new collaborators. The results of earlier clinical trials do not necessarily predict the results of later clinical trials. Medications in later clinical trials may fail to show desired safety and efficacy traits in the indication we are seeking approval for, despite prior success in clinical trials for other indications. Even if we and/or our collaborators and partners believe the data collected from such clinical trials are promising, such data may not support approval by the FDA or any other regulatory authorities. In addition, the FDA or other regulatory authority may interpret the data differently than we do, which could delay, limit or prevent regulatory approval. We expect to rely, in part, on clinical trials that were performed by third-party physicians. These trial results may not be predictive of the results of clinical trials we intend to perform for new indications. In addition, the results of prior clinical trials may not now be acceptable to the FDA or other regulatory authorities because the data may be incomplete, outdated, or otherwise unacceptable for inclusions in ours or our partners' regulatory submissions for approval of medications for new indications.

IN THE EVENT WE OBTAIN REGULATORY APPROVAL FOR NEW INDICATIONS FOR EXISTING MEDICATIONS, WE WILL STILL BE SUBJECT TO EXTENSIVE REGULATION BY THE FDA AND OTHER AGENCIES, AND IF WE FAIL TO COMPLY WITH SUCH REGULATIONS, THE SALE OF OUR PRODUCTS MAY BE RESTRICTED.

         If we, or our collaborators, obtain regulatory approval for new indications for existing medications, we will still be subject to extensive regulation by the FDA and/or other regulatory agencies. We and our collaborators will be required to conduct extensive post-market surveillance of products. Our, or our collaborators', failure to comply with applicable FDA and other regulatory requirements, or the later discovery of unknown problems, may result in restrictions on the marketing or sale of such products that will negatively impact sales and/or collaboration revenue, and may result in denial of authority to market the medication product(s).


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


IF WE DO NOT RETAIN OUR SENIOR MANAGEMENT AND OTHER KEY EMPLOYEES, WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS STRATEGY.

         Our future success depends on the on the ability, experience and performance of our senior management and our key professional personnel. Our success therefore depends to a significant extent on retaining the services of Leonard Brandt, our President, Chief Executive Officer, and Secretary, Horace Hertz, our Chief Financial Officer, and others. Because of their ability and experience, if we lose one or more of the members of our senior management or other key employees, our ability to successfully implement our business strategy could be seriously harmed.

         We intend to carry key man life insurance on Leonard Brandt in an amount of $2.0 million, payable to the company. We do not carry key man life insurance on any of our other key employees. We do not have employment agreements in place with our executives and key employees, and each may terminate their employment upon notice and without cause or good reason. While we believe our relationships with our executives are good and do not anticipate any of them leaving in the near future, the loss of the services of Leonard Brandt or any other key member of management could have a material adverse effect on our ability to manage our business.

IF WE DO NOT ATTRACT AND RETAIN SKILLED PERSONNEL OR IF WE DO NOT MAINTAIN GOOD RELATIONSHIPS WITH OUR EMPLOYEES, WE MAY NOT BE ABLE TO EXPAND OUR BUSINESS.

         Our products and services are based on a complex database of information. Accordingly, we require skilled medical, scientific and administrative personnel to sell and support our products and services. Our future success will depend largely on our ability to continue to hire, train, retain and motivate additional skilled personnel, particularly sales representatives who are responsible for customer education and training and customer support, as well as personnel with experience in clinical testing and matters relating to obtaining regulatory approvals. If we are not able to attract and retain skilled personnel, we will not be able to continue our development and commercialization activities.

         In addition, we may be subject to claims that we engage in discriminatory or inappropriate practices with respect to our hiring, termination, promotion and compensation processes for our employees. Such claims, with or without merit, could be time consuming, distracting and expensive to defend, could divert attention of our management from other tasks important to the success of our business and could adversely affect our reputation as an employer.

IN THE FUTURE WE COULD BE SUBJECT TO PERSONAL INJURY CLAIMS, WHICH COULD RESULT IN SUBSTANTIAL LIABILITIES THAT MAY EXCEED OUR INSURANCE COVERAGE.

         All significant medical treatments and procedures, including treatment that is facilitated through the use of our Laboratory Information Services, involve the risk of serious injury or death. While we do not treat patients or determine whether treatment that is guided by the Laboratory Information Services that we provide is appropriate for any particular patient, and have not been the subject of any personal injury claims for patients treated by providers using our Laboratory Information Services, our business entails an inherent risk of claims for personal injuries, which are subject to the attendant risk of substantial damage awards. We cannot control whether individual physicians and psychiatrists will properly select patients, apply the appropriate standard of care, or conform to our procedures in determining how to treat their patients. A significant source of potential liability is negligence or alleged negligence by physicians treating patients with the aid of the Laboratory Information Services we provide. There can be no assurance that a future claim or claims will not be successful or, including the cost of legal defense, will not exceed the limits of available insurance coverage.

         We currently have general liability and medical professional liability insurance coverage for up to $5 million per year for personal injury claims. We may not be able to maintain adequate liability insurance, in accordance with standard industry practice, with appropriate coverage based on the nature and risks of our business, at acceptable costs and on favorable terms. Insurance carriers are often reluctant to provide liability insurance for new healthcare services companies and products due to the limited claims history for such companies and products. In addition, based on current insurance markets, we expect that liability insurance will be more difficult to obtain and that premiums will increase over time and as the volume of patients treated by physicians that are guided by our Laboratory Information Services increases. In the event of litigation, regardless of its merit or eventual outcome, or an award against us during a time when we have no available insurance or insufficient insurance, we may sustain significant losses of our operating capital which may substantially reduce stockholder equity in the company.

IF GOVERNMENT AND THIRD-PARTY PAYERS FAIL TO PROVIDE COVERAGE AND ADEQUATE PAYMENT RATES FOR TREATMENTS THAT ARE GUIDED BY OUR LABORATORY INFORMATION SERVICES, OUR REVENUE AND PROSPECTS FOR PROFITABILITY MAY BE HARMED.

         Our future revenue growth will depend in part upon the availability of reimbursement from third-party payers for psychiatrists and physicians who use our Laboratory Information Services to guide the treatment of their patients. Such third-party payers include government health programs such as Medicare and Medicaid, managed care providers, private health insurers and other organizations. These third-party payers are increasingly attempting to contain healthcare costs by demanding price discounts or rebates and limiting both coverage on which procedures they will pay for and the amounts that they will pay for new procedures. As a result, they may not cover or provide adequate payment for treatments that are guided by our Laboratory Information Services, which will discourage psychiatrists and physicians from utilizing the information services we provide. We may need to conduct studies to demonstrate the cost-effectiveness of treatments that are guided by our products and services to such payers' satisfaction. Such studies might require us to commit a significant amount of management time and financial and other resources. Adequate third-party reimbursement might not be available to enable us to realize an appropriate return on investment in research and product development, and the lack of such reimbursement could have a material adverse effect on our operations and could adversely affect our revenues and earnings.

OUR BUSINESS PROSPECTS AND PROFITABILITY COULD BE NEGATIVELY IMPACTED IF WE HAVE OVER-ESTIMATED THE DEMAND FOR OUR LABORATORY INFORMATION SERVICES.

         We are focused on the market for behavioral health disorders. The projected demand for our Laboratory Information Services could materially differ from actual demand if our assumptions regarding this market and its trends and acceptance of our Laboratory Information Services by the psychiatric community prove to be incorrect or do not materialize or if other products or services gain more widespread acceptance, which in each case would adversely affect our business prospects and profitability.

WE ARE SUBJECT TO EVOLVING AND EXPENSIVE CORPORATE GOVERNANCE REGULATIONS AND REQUIREMENTS. OUR FAILURE TO ADEQUATELY ADHERE TO THESE REQUIREMENTS OR THE FAILURE OR CIRCUMVENTION OF OUR CONTROLS AND PROCEDURES COULD SERIOUSLY HARM OUR BUSINESS.

         Because we are a publicly traded company we are subject to certain federal, state and other rules and regulations, including applicable requirements of the Sarbanes-Oxley Act of 2002. Compliance with these evolving regulations is costly and requires a significant diversion of management time and attention, particularly with regard to our disclosure controls and procedures and our internal control over financial reporting. Although we have reviewed our disclosure and internal controls and procedures in order to determine whether they are effective, our controls and procedures may not be able to prevent errors or frauds in the future. Faulty judgments, simple errors or mistakes, or the failure of our personnel to adhere to established controls and procedures may make it difficult for us to ensure that the objectives of the control system are met. A failure of our controls and procedures to detect other than inconsequential errors or fraud could seriously harm our business and results of operations.

OUR SENIOR MANAGEMENT'S LIMITED RECENT EXPERIENCE MANAGING A PUBLICLY TRADED COMPANY MAY DIVERT MANAGEMENT'S ATTENTION FROM OPERATIONS AND HARM OUR BUSINESS.

         Our management team has relatively limited recent experience managing a publicly traded company and complying with federal securities laws, including compliance with recently adopted disclosure requirements on a timely basis. Our management will be required to design and implement appropriate programs and policies in responding to increased legal, regulatory compliance and reporting requirements, and any failure to do so could lead to the imposition of fines and penalties and harm our business.

RISKS RELATED TO OUR INDUSTRY

THE HEALTHCARE INDUSTRY IN WHICH WE OPERATE IS SUBJECT TO SUBSTANTIAL REGULATION BY STATE AND FEDERAL AUTHORITIES, WHICH COULD HINDER, DELAY OR PREVENT US FROM COMMERCIALIZING OUR PRODUCTS AND SERVICES.

         Healthcare companies are subject to extensive and complex federal, state and local laws, regulations and judicial decisions governing various matters such as the licensing and certification of facilities and personnel, the conduct of operations, billing policies and practices, policies and practices with regard to patient privacy and confidentiality, and prohibitions on payments for the referral of business and self-referrals. There are federal and state laws, regulations and judicial decisions that govern patient referrals, physician financial relationships, submission of healthcare claims and inducement to beneficiaries of federal healthcare programs. Many states prohibit business corporations from practicing medicine, employing or maintaining control over physicians who practice medicine, or engaging in certain business practices, such as splitting fees with healthcare providers. Many healthcare laws and regulations applicable to our business are complex, applied broadly and subject to interpretation by courts and government agencies. Our failure, or the failure of physicians and psychiatrists to whom we sell our Laboratory Information Services, to comply with these healthcare laws and regulations could create liability for us and negatively impact our business.

         In addition, the FDA, regulates development, testing, labeling, manufacturing, marketing, promotion, distribution, record-keeping and reporting requirements for prescription drugs. Compliance with laws and regulations enforced by the FDA and other regulatory agencies may be required in relation to future products or services developed or used by us. Failure to comply with applicable laws and regulations may result in various adverse consequences, including withdrawal of our products and services from the market, or the imposition of civil or criminal sanctions.

         We believe that this industry will continue to be subject to increasing regulation, political and legal action and pricing pressures, the scope and effect of which we cannot predict. Legislation is continuously being proposed, enacted and interpreted at the federal, state and local levels to regulate healthcare delivery and relationships between and among participants in the healthcare industry. Any such changes could prevent us from marketing some or all of our products and services for a period of time or permanently.


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


WE MAY BE SUBJECT TO REGULATORY AND INVESTIGATIVE PROCEEDINGS, WHICH MAY FIND THAT OUR POLICIES AND PROCEDURES DO NOT FULLY COMPLY WITH COMPLEX AND CHANGING HEALTHCARE REGULATIONS.

         While we have established policies and procedures that we believe will be sufficient to ensure that we operate in substantial compliance with applicable laws, regulations and requirements, the criteria are often vague and subject to change and interpretation. We may become the subject of regulatory or other investigations or proceedings, and our interpretations of applicable laws and regulations may be challenged. The defense of any such challenge could result in substantial cost and a diversion of management's time and attention. Thus, any such challenge could have a material adverse effect on our business, regardless of whether it ultimately is successful. If we fail to comply with any applicable laws, or a determination is made that we have failed to comply with these laws, our financial condition and results of operations could be adversely affected.

FAILURE TO COMPLY WITH THE FEDERAL TRADE COMMISSION ACT OR SIMILAR STATE LAWS COULD RESULT IN SANCTIONS OR LIMIT THE CLAIMS WE CAN MAKE.

         The Company's promotional activities and materials, including advertising to consumers and physicians, and materials provided to third parties for their use in promoting our products and services, are regulated by the Federal Trade Commission (FTC) under the FTC Act, which prohibits unfair and deceptive acts and practices, including claims which are false, misleading or inadequately substantiated. The FTC typically requires competent and reliable scientific tests or studies to substantiate express or implied claims that a product or service is effective. If the FTC were to interpret our promotional materials as making express or implied claims that our products and services are effective for the treatment of mental illness, it may find that we do not have adequate substantiation for such claims. Failure to comply with the FTC Act or similar laws enforced by state attorneys general and other state and local officials could result in administrative or judicial orders limiting or eliminating the claims we can make about our products and services, and other sanctions including fines.

OUR BUSINESS PRACTICES MAY BE FOUND TO CONSTITUTE ILLEGAL FEE-SPLITTING OR CORPORATE PRACTICE OF MEDICINE, WHICH MAY LEAD TO PENALTIES AND ADVERSELY AFFECT OUR BUSINESS.

         Many states, including California, in which our principal executive offices are located, have laws that prohibit business corporations, such as us, from practicing medicine, exercising control over medical judgments or decisions of physicians, or engaging in certain arrangements, such as employment or fee-splitting, with physicians. Courts, regulatory authorities or other parties, including physicians, may assert that we are engaged in the unlawful corporate practice of medicine by providing administrative and ancillary services in connection with our Laboratory Information Services, or that selling our rEEG Analytical Reports for a portion of the patient fees constitutes improper fee-splitting, in which case we could be subject to civil and criminal penalties, our contracts could be found legally invalid and unenforceable, in whole or in part, or we could be required to restructure our contractual arrangements. There can be no assurance that this will not occur or, if it does, that we would be able to restructure our contractual arrangements on favorable terms.

OUR BUSINESS PRACTICES MAY BE FOUND TO VIOLATE ANTI-KICKBACK, SELF-REFERRAL OR FALSE CLAIMS LAWS, WHICH MAY LEAD TO PENALTIES AND ADVERSELY AFFECT OUR BUSINESS.

         The healthcare industry is subject to extensive federal and state regulation with respect to financial relationships and "kickbacks" involving healthcare providers, physician self-referral arrangements, filing of false claims and other fraud and abuse issues. Federal anti-kickback laws and regulations prohibit certain offers, payments or receipts of remuneration in return for (i) referring patients covered by Medicare, Medicaid or other federal health care program, or (ii) purchasing, leasing, ordering or arranging for or recommending any service, good, item or facility for which payment may be made by a federal health care program. In addition, federal physician self-referral legislation, commonly known as the Stark law, generally prohibits a physician from ordering certain services reimbursable by Medicare, Medicaid or other federal healthcare program from any entity with which the physician has a financial relationship. In addition, many states have similar laws, some of which are not limited to services reimbursed by federal healthcare programs. Other federal and state laws govern the submission of claims for reimbursement, or false claims laws. One of the most prominent of these laws is the federal False Claims Act, and violations of other laws, such as the anti-kickback laws or the FDA prohibitions against promotion of off-label uses of medications, may also be prosecuted as violations of the False Claims Act.

         While we believe we have structured our relationships to comply with all applicable requirements, federal or state authorities may claim that our fee arrangements, agreements and relationships with contractors and physicians violate these anti-kickback, self-referral or false claims laws and regulations. These laws are broadly worded and have been broadly interpreted by courts. It is often difficult to predict how these laws will be applied, and they potentially subject many typical business arrangements to government investigation and prosecution, which can be costly and time consuming. Violations of these laws are punishable by monetary fines, civil and criminal penalties, exclusion from participation in government-sponsored health care programs and forfeiture of amounts collected in violation of such laws. Some states also have similar anti-kickback and self-referral laws, imposing substantial penalties for violations. If our business practices are found to violate any of these provisions, we may be unable to continue with our relationships or implement our business plans, which would have an adverse effect on our business and results of operations.

WE MAY BE SUBJECT TO HEALTHCARE ANTI-FRAUD INITIATIVES, WHICH MAY LEAD TO PENALTIES AND ADVERSELY AFFECT OUR BUSINESS.

         State and federal governments are devoting increased attention and resources to anti-fraud initiatives against healthcare providers, taking an expansive definition of fraud that includes receiving fees in connection with a healthcare business that is found to violate any of the complex regulations described above. While to our knowledge we have not been the subject of any anti-fraud investigations, if such a claim were made defending our business practices could be time consuming and expensive, and an adverse finding could result in substantial penalties or require us to restructure our operations, which we may not be able to do successfully.

OUR USE AND DISCLOSURE OF PATIENT INFORMATION IS SUBJECT TO PRIVACY AND SECURITY REGULATIONS, WHICH MAY RESULT IN INCREASED COSTS

         In conducting research or providing administrative services to healthcare providers in connection with the use of our Laboratory Information Services, we may collect, use, maintain and transmit patient information in ways that will be subject to many of the numerous state, federal and international laws and regulations governing the collection, dissemination, use and confidentiality of patient-identifiable health information, including the federal Health Insurance Portability and Accountability Act (HIPAA) and related rules. The three rules that were promulgated pursuant to HIPAA that could most significantly affect our business are the Standards for Electronic Transactions, or Transactions Rule; the Standards for Privacy of Individually Identifiable Health Information, or Privacy Rule; and the Health Insurance Reform: Security Standards, or Security Rule. HIPAA applies to covered entities, which include most healthcare facilities and health plans that may contract for the use of our services. The HIPAA rules require covered entities to bind contractors like us to compliance with certain burdensome HIPAA rule requirements.

         The HIPAA Transactions Rule establishes format and data content standards for eight of the most common healthcare transactions. If we perform billing and collection services on behalf of psychiatrists and physicians, we may be engaging in one of more of these standard transactions and will be required to conduct those transactions in compliance with the required standards. The HIPAA Privacy Rule restricts the use and disclosure of patient information, requires entities to safeguard that information and to provide certain rights to individuals with respect to that information. The HIPAA Security Rule establishes elaborate requirements for safeguarding patient information transmitted or stored electronically. We may be required to make costly system purchases and modifications to comply with the HIPAA rule requirements that are imposed on us and our failure to comply may result in liability and adversely affect our business.

         Numerous other federal and state laws protect the confidentiality of personal and patient information. These laws in many cases are not preempted by the HIPAA rules and may be subject to varying interpretations by courts and government agencies, creating complex compliance issues for us and the psychiatrists and physicians who purchase our services, and potentially exposing us to additional expense, adverse publicity and liability. Other countries also have, or are developing, laws governing the collection, use and transmission of personal or patient information and these laws could create liability for us or increase our cost of doing business.

RISKS RELATING TO INVESTMENT IN OUR COMMON STOCK

WE HAVE A LIMITED TRADING VOLUME AND SHARES ELIGIBLE FOR FUTURE SALE BY OUR CURRENT STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE.

         Bid and ask prices for shares of our Common Stock are quoted on NASD's OTC Bulletin Board under the symbol CNSO.OB. There is currently no broadly followed, established trading market for our Common Stock. While we are hopeful that following the Merger, the Company will command the interest of a greater number of investors, an established trading market for our shares of Common Stock may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. The absence of an active trading market reduces the liquidity of our Common Stock. Before commencement of the Private Placement, we had little or no trading volume in our Common Stock. As a result of this lack of trading activity, the quoted price for our Common Stock on NASD's OTC Bulletin Board is not necessarily a reliable indicator of its fair market value. Further, if we cease to be quoted, holders would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our Common Stock, and the market value of our Common Stock would likely decline.

IF AND WHEN A TRADING MARKET FOR OUR COMMON STOCK DEVELOPS, THE MARKET PRICE OF OUR COMMON STOCK IS LIKELY TO BE HIGHLY VOLATILE AND SUBJECT TO WIDE FLUCTUATIONS, AND YOU MAY BE UNABLE TO RESELL YOUR SHARES AT OR ABOVE THE PRICE AT WHICH YOU ACQUIRED THEM.

         The market price of our Common Stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including announcements of new products or services by our competitors. In addition, the market price of the Common Stock could be subject to wide fluctuations in response to a variety of factors, including:

         o        quarterly variations in our revenues and operating expenses;

         o        developments  in  the  financial   markets  and  worldwide  or
                  regional economies;

         o announcements of innovations or new products or services by us or our competitors;

         o announcements by the government relating to regulations that govern our industry;

         o significant sales of our Common Stock or other securities in the open market;

         o        variations in interest rates;

         o        changes  in  the  market   valuations   of  other   comparable
                  companies; and

         o        changes in accounting principles.

         In the past, stockholders have often instituted securities class action litigation after periods of volatility in the market price of a company's securities. If a stockholder were to file any such class action suit against us, we would incur substantial legal fees and our management's attention and resources would be diverted from operating our business to respond to the litigation, which could harm our business.

SUBSTANTIAL FUTURE SALES OF OUR COMMON STOCK IN THE PUBLIC MARKET COULD CAUSE OUR STOCK PRICE TO FALL.

         Upon the effectiveness of the Registration Statement, a significant number of our shares of Common Stock will become eligible for sale, including 5,840,374 shares sold in the Private Placement and 767,103 shares held by certain of our stockholders that were issued and outstanding immediately prior to the Merger. The sale of these shares could depress the market price of our Common Stock. A reduced market price for our shares could make it more difficult to raise funds through future offering of Common Stock.

         The holders of these shares, to the extent such shares are not registered on the Registration Statement, as well as holders of our Common Stock issued to holders of CNSR California Series A Preferred Stock and holders of CNSR California Series B Preferred Stock, and certain holders of CNSR Common Stock in the Merger, and shares of our Common Stock held by the Placement Agent or issuable to the Placement Agent upon exercise of the Placement Agent Warrants, shall have piggy-back registration rights with respect to such Shares effective September 7, 2007, and demand registration rights with respect to such Shares effective twelve (12) months following the closing of the Private Placement.

         Moreover, as additional shares of Common Stock become available for resale in the open market (including Shares issuable upon the exercise of the Company's outstanding options and warrants), the supply of our publicly traded shares will increase, which could decrease its price.

         Some of our shares may also be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for our shares. In general, a person who has held restricted shares for a period of one year may, upon filing with the Securities & Exchange Commission (the "SEC") a notification on Form 144, sell into the market shares up to an amount equal to 1% of the outstanding shares.

THE SALE OF SECURITIES BY US IN ANY EQUITY OR DEBT FINANCING COULD RESULT IN DILUTION TO OUR EXISTING STOCKHOLDERS AND HAVE A MATERIAL ADVERSE EFFECT ON OUR EARNINGS.

         Any sale of  Common  Stock by us in a future  private  placement  could result in dilution to our existing stockholders as a direct result of our issuance of additional shares of our capital stock. In addition, our business strategy may include expansion through internal growth, by acquiring complementary businesses, by acquiring or licensing additional products and services, or by establishing strategic relationships with targeted customers and suppliers. In order to do so, or to finance the cost of our other activities, we may issue additional equity securities that could dilute our stockholders' stock ownership. We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets if we acquire another company and this could negatively impact our earnings and results of operations.

THE TRADING OF OUR COMMON STOCK ON THE OVER-THE-COUNTER BULLETIN BOARD AND THE POTENTIAL DESIGNATION OF OUR COMMON STOCK AS A "PENNY STOCK" COULD IMPACT THE TRADING MARKET FOR OUR COMMON STOCK.

         Our securities, as traded on the Over-the-Counter Bulletin Board, may be subject to SEC rules that impose special sales practice requirements on broker-dealers who sell these securities to persons other than established customers or accredited investors. For the purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction before the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of purchasers to sell their securities in any market that might develop therefore.

         In addition, the SEC has adopted a number of rules to regulate "penny stock" that restrict transactions involving these securities. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. These rules may have the effect of reducing the liquidity of penny stocks. "Penny stocks" generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Because our securities may constitute "penny stock" within the meaning of the rules, the rules would apply to us and to our securities. If our securities become subject to the penny stock rules, our stockholders may find it more difficult to sell their securities.

         Stockholders should be aware that, according to SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

WE HAVE NOT PAID DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE, AND ANY RETURN ON INVESTMENT MAY BE LIMITED TO POTENTIAL FUTURE APPRECIATION ON THE VALUE OF OUR COMMON STOCK.

         We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including without limitation, our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. To the extent we do not pay dividends, our stock may be less valuable because a return on investment will only occur if and to the extent our stock price appreciates, which may never occur. In addition, investors must rely on sales of their Common Stock after price appreciation as the only way to realize their investment, and if the price of our stock does not appreciate, then there will be no return on investment. Investors seeking cash dividends should not purchase our Common Stock.

OUR OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS CAN EXERT SIGNIFICANT INFLUENCE OVER US AND MAY MAKE DECISIONS THAT ARE NOT IN THE BEST INTERESTS OF ALL STOCKHOLDERS.

         After the closing of the Merger and Private Placement, our officers, directors and principal stockholders (greater than 5% stockholders) collectively control approximately 33% of our issued and outstanding Common Stock. As a result, these stockholders are able to affect the outcome of, or exert significant influence over, all matters requiring stockholder approval, including the election and removal of directors and any change in control. In particular, this concentration of ownership of our Common Stock could have the effect of delaying or preventing a change of control of us or otherwise discouraging or preventing a potential acquirer from attempting to obtain control of us. This, in turn, could have a negative effect on the market price of our Common Stock. It could also prevent our stockholders from realizing a premium over the market prices for their shares of Common Stock. Moreover, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders, and accordingly, they could cause us to enter into transactions or agreements that we would not otherwise consider.

TRANSACTIONS ENGAGED IN BY OUR LARGEST STOCKHOLDERS, OUR DIRECTORS OR EXECUTIVES INVOLVING OUR COMMON STOCK MAY HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

         After the closing of the Merger and Private Placement, our officers, directors and principal stockholders (greater than 5% stockholders) collectively control approximately 33% of our issued and outstanding Common Stock. Subsequent sales of our shares by these stockholders could have the effect of lowering our stock price. The perceived risk associated with the possible sale of a large number of shares by these stockholders, or the adoption of significant short positions by hedge funds or other significant investors, could cause some of our stockholders to sell their stock, thus causing the price of our stock to decline. In addition, actual or anticipated downward pressure on our stock price due to actual or anticipated sales of stock by our directors or officers could cause other institutions or individuals to engage in short sales of our Common Stock, which may further cause the price of our stock to decline.

         From time to time our directors and executive officers may sell shares of our common stock on the open market. These sales will be publicly disclosed in filings made with the SEC. In the future, our directors and executive officers may sell a significant number of shares for a variety of reasons unrelated to the performance of our business. Our stockholders may perceive these sales as a reflection on management's view of the business and result in some stockholders selling their shares of our common stock. These sales could cause the price of our stock to drop.

ANTI-TAKEOVER PROVISIONS MAY LIMIT THE ABILITY OF ANOTHER PARTY TO ACQUIRE US, WHICH COULD CAUSE OUR STOCK PRICE TO DECLINE.

         Delaware law contains provisions that could discourage, delay or prevent a third party from acquiring us, even if doing so may be beneficial to our stockholders. In addition, these provisions could limit the price investors would be willing to pay in the future for shares of our Common Stock. See Section captioned "DESCRIPTION OF CAPITAL STOCK - ANTI-TAKEOVER PROVISIONS."

        PRINCIPAL STOCKHOLDERS PRIOR TO THE MERGER AND PRIVATE PLACEMENT

         The following table sets forth certain information regarding the Company's common stock beneficially owned prior to the Merger and Private Placement on March 7, 2007 for (i) each shareholder we know to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each of our executive officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. To the best of the Company's knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted. Immediately prior to the Merger and Private Placement, 868,823 shares of the Company's common stock were outstanding.
                                                       NUMBER       PERCENTAGE
                                                     OF SHARES       OF CLASS
                                                    BENEFICIALLY   BENEFICIALLY
NAMES:                                                  OWNED         OWNED
                                                    ------------   ------------
NAME OF EXECUTIVE OFFICERS AND DIRECTORS

  Silas Phillips, CEO, CFO, Secretary
    and Sole Director .............................        4,419              *
  c/o Strativation, Inc., 10900 Wilshire Boulevard,
  Suite 500, Los Angeles, California 90024

NAME OF BENEFICIAL OWNER:

  Scott Absher ....................................       45,000            5.2%
  18101 Von Karman Avenue, Suite 330,
  Irvine, California 92612

  Richardson & Patel LLP ..........................      656,103           75.5%
  10900 Wilshire Boulevard, Suite 500
  Los Angeles, California 90024-6525

ALL DIRECTORS AND EXECUTIVE OFFICERS
  AS A GROUP (1 PERSON) ...........................        4,419              *

 *Less than 1%

         PRINCIPAL STOCKHOLDERS AFTER THE MERGER AND PRIVATE PLACEMENT

         The following table sets forth information regarding ownership of shares of the Company's common stock, as of March 7, 2007 taking into account the Merger and Private Placement for (i) each shareholder we know to be the beneficial owner of 5% or more of our outstanding common stock; (ii) each of our executive officers and directors, and (iii) all executive officers and directors as a group. To the best of the Company's knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted. The table reflects a total of 24,692,190 shares outstanding as of March 7, 2007. Unless otherwise indicated, the address of each beneficial owner is c/o CNS Response, Inc., 2755 Bristol Street, Suite 285, Costa Mesa, California 92626.

                                                      NUMBER
                                                     OF SHARES     PERCENTAGE
                                                    BENEFICIALLY    OF SHARES
NAME OF BENEFICIAL OWNER                               OWNED       OUTSTANDING
-------------------------------------------------   ------------   ------------
EXECUTIVE OFFICERS AND DIRECTORS:
Leonard Brandt (1) ..............................      8,536,277           30.4%
   Director, President, Chief Executive
   Officer and Secretary
David B. Jones (2) ..............................      4,338,521           16.8%
   Director
Dr. Jerome Vaccaro ..............................              0           --
   Director

                                                      NUMBER
                                                     OF SHARES     PERCENTAGE
                                                    BENEFICIALLY    OF SHARES
NAME OF BENEFICIAL OWNER                               OWNED       OUTSTANDING
-------------------------------------------------   ------------   ------------
Horace Hertz ....................................              0           --
   Vice President Sales & Marketing
Directors and officers as a group
   (4 persons) ..................................     12,874,798           44.1%

5% STOCKHOLDERS:
Stephen C. Suffin (3) ...........................      3,742,593           15.0%
Odyssey Venture Partners II, LP (2) .............      4,338,521           16.8%
NuPharm Database, LLC (4) .......................      3,042,513           12.3%
Brian MacDonald (5) .............................      2,036,523            8.0%
Meyerlen, LLC (6) ...............................      1,462,205            5.8%

---------------------------
*        Less than 1%

(1) Consists of (a) 4,347,686 shares of common stock (including 540,000 shares owned by Mr. Brandt's children), and 2,726,386 shares of common stock issuable upon the exercise of vested and exercisable options and warrants held by Mr. Brandt; and (b) 791,305 shares of common stock and 670,900 shares of common stock issuable upon the exercise of warrants held by Meyerlen, LLC. Meyerlen, LLC is controlled by Mr. Brandt.

(2) Consists of (a) 3,109,406 shares of Common Stock and 1,229,115 shares of Common Stock issuable upon the exercise of vested and exercisable warrants held by Odyssey Venture Partners II, LP. Mr. Jones is a partner of Odyssey Venture Partners II, LP.

(3) Consists of (a) 405,186 shares of common stock and 294,894 shares of common stock issuable upon the exercise of vested and exercisable options and warrants held by Mr. Suffin and (b) 3,042,513 shares of common stock held by NuPharm Database, LLC. Mr. Suffin is the President of NuPharm Database, LLC and exercises voting and dispositive power over these shares.

(4)      Consists of 3,042,513 shares of common stock.

(5) Consists of 1,293,859 shares of common stock and 742,664 shares of common stock issuable upon the exercise of vested and exercisable options to purchase common stock.

(6) Consists of 791,305 shares of common stock and 670,900 shares issuable upon the exercise of warrants held by Meyerlen, LLC. Meyerlen, LLC is controlled by Mr. Brandt.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         Effective as of the closing of the Merger, Silas Phillips resigned as our prior sole officer (see ITEM 5.02 "DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS") and the following officers were appointed by the newly constituted Board of Directors:

         NAME             AGE                      POSITION
----------------------    ---   ------------------------------------------------
Leonard J. Brandt ....    50    President, Chief Executive Officer and Secretary
Horace Hertz .........    57    Chief Financial Officer


LEONARD J. BRANDT, DIRECTOR, PRESIDENT, CHIEF EXECUTIVE OFFICER, SECRETARY & FOUNDER

         Leonard J. Brandt is a founder of CNSR California, and has served as its President and Chief Executive Officer, and as member of its Board of Directors since its inception in 2000. Mr. Brandt started his career with Norwest Venture Capital in 1980. In 1983 he became Vice President of Norwest Growth Fund and General Partner of Norwest Venture Partners, where he served until 1990. In this capacity he was primarily responsible for the firm's investments in the healthcare industry, including several involving the behavioral health industry. In 1995 Mr. Brandt founded Time Segment Publishing, Inc and was its President until 1999. In 1999, Mr. Brandt co-founded Embro Vascular, LLC, a provider of technology for least-invasive harvesting of the saphenous vein for heart-bypass surgery. He also individually provided consulting to early stage ventures from 1993 until he co-founded Mill City Venture Consulting in 1998. Mill City Venture Consulting was initially an advisor to NuPharm, Inc., the predecessor of CNSR California. Mr. Brandt has been a United States member of the government of New Zealand Trade and Enterprise Advisory Board since 2005. Len holds a Bachelor of Science degree from the College of Commerce at University of Illinois and a Masters of Business Administration from Harvard University.

HORACE HERTZ, CHIEF FINANCIAL OFFICER

         Horace Hertz has served as Chief Financial Officer of CNSR California since October 15, 2006. From August 2003 to September 2006, Mr. Hertz served as the Chief Operating Officer and Chief Financial Officer of Bankers Integration Group, a financial information company. From April 2002 to August 2003, Mr. Hertz served as Chief Financial Officer of Infacare Pharmaceutical Corporation, a medication development company. From April 2, 2001 to April 2002, Mr. Hertz served as Interim Chief Executive Officer of Maxoptix, Inc., a hardware company undergoing a restructuring. Prior to that Mr. Hertz served as a Chief Financial Officer for a NASDAQ-listed public company, Aspeon, Inc, a manufacturer of hardware, for 3 years. Mr. Hertz, a Certified Public Accountant, was a partner of Deloitte & Touche, LLP from 1974 to 1991 and has a Masters Degree in Mathematics from the University of California at Irvine.

         At the closing of the Merger, the following new directors were appointed:

         NAME             AGE                      POSITION
----------------------    ---   ------------------------------------------------
Leonard J. Brandt ....    50    Chairman of the Board of Directors
David B. Jones .......    63    Director
Jerome Vaccaro, M.D. .    51    Director

         Please see the biography of Leonard J. Brandt set forth above.

DAVID B. JONES, DIRECTOR

         David B. Jones has been a director of CNSR California since July 2006, has been a Managing Partner of Odyssey Venture Partners II, L.P. since 2003. From 1997 to 2003, he served as Chairman and Chief Executive Officer of Dartron, Inc., a computer accessories manufacturer. From 1985 to 1997, he was a general partner of InterVen Partners, a venture capital firm with offices in Southern California and Portland, Oregon. From 1979 to 1985, he was President and Chief Executive Officer of First Interstate Capital, Inc., the venture capital affiliate of First Interstate Bancorp. Mr. Jones is a director of Earthanol, Inc. He is a graduate of Dartmouth College and holds Masters of Business Administration and law degrees from the University of Southern California.

JEROME VACCARO, M.D., DIRECTOR

         Jerome Vaccaro, M.D., joined the Board of Directors of CNSR California in 2006. Dr. Vaccaro is a Senior Vice President with United Health Group's Specialized Care Services. He has served in a number of health care executive roles, most recently as Chief Executive Officer of United Behavioral Health, and before that as President and Chief Executive Officer of PacifiCare Behavioral Health ("PBH"). Dr. Vaccaro has also served as Medical Director of PBH
(1996-2001), Chief Executive Officer of PacifiCare Dental and Vision (2002-2004), and Senior Vice President for the PacifiCare Specialty Health Division (2002-2004). Dr. Vaccaro has an extensive background in community mental health and public sector work, including editing the textbook, "Practicing Psychiatry in the Community," which is hailed as the definitive community psychiatry text. Dr. Vaccaro completed medical school and a Psychiatry Residency at the Albert Einstein College of Medicine in New York City. After his training, Dr. Vaccaro served on the full-time faculty of the University of Hawaii (1985-1989) and UCLA (1989-1996) Departments of Psychiatry.

         None of the newly appointed officers or directors, nor any of their affiliates, beneficially owned any equity securities or rights to acquire any of our securities prior to the Merger, and no such persons have been involved in any transaction with us or any of our directors, executive officers or affiliates that is required to be disclosed pursuant to the rules and regulations of the SEC, other than with respect to the transactions that have been described herein. None of the newly appointed officers or directors has had any bankruptcy petition filed by or against any business of which such officer or director was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time. None of the newly appointed officers and directors have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have they been a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. There are no family relationships among our executive officers and directors.

         All members of our board of directors will serve until their terms expire or until their successors are duly elected and qualified. Our bylaws provide that the authorized number of directors shall be determined by resolution of the stockholders or the board of directors, but in no event shall be less than three (3). We intend to review and select additional candidates to serve on our board of directors.

         Currently, each of Mr. Jones and Mr. Vaccaro are considered "independent" directors under Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. We expect to be able to attract and recruit additional candidates to serve on our board, the timing of which will depend on the availability and willingness of qualified independent director candidates to serve in such capacity.

         Until further determination by the Board, the full Board of Directors will undertake the duties of the Audit Committee, Compensation Committee and Nominating Committee of the Board of Directors.

KEY EMPLOYEES

MICHAEL TIPPIE has served as VP of Pharmaceutical Business Development for the Company since January, 2006. Prior to CNSR, Mr. Tippie consulted for a number of biotechnology therapeutic, diagnostic and medical device companies from January 2002 to January 2006. From 1996-2002 Mr. Tippie was VP, Business Development for LifeSpan BioSciences, Inc., a genomic database and pathology services company, where he was responsible for 14 transactions with large pharmaceutical companies, as well as the management of their contract research business. Mr. Tippie has additional senior management experience in biotechnology (ZymoGenetics, Tacora, StressGen Biotechnologies), as well as venture capital experience (Norwest Venture Capital under Mr. Brandt; Medical Innovation
Partners). Mr. Tippie started his career as a medicinal chemist at Syntex Research (since acquired by Hoffman LaRoche). Mr. Tippie holds a Masters of Business Administration from the Sloan School of Management at the Massachusetts Institute of Technology, a Master of Science in Chemistry from the University of Washington and a Bachelor of Science in Chemistry from Reed College.

BRIAN MACDONALD, a co-founder of the Company, has served as its Director of Engineering since 2000. Prior to receiving his Master of Business Administration from the Wharton School of Business, University of Pennsylvania, in 1990, Brian was trained in operations and chemical engineering. He consulted for Deloitte & Touche Management Consulting from July 1990 to April 1995 KPMG Strategic Services from April 1995 through April1996 and in private practice from April 1996 until January 1999. Mr. MacDonald's focus throughout this time was in the area of operations and information systems. Brian is co-founder of Mill City Venture Development, an entity founded in January 1999 that consulted for the predecessor company to CNSR. In addition to his Masters of Business Administration, Mr. MacDonald holds a Bachelor of Science degree from the University of Alabama.

SCIENTIFIC AND MEDIA ADVISORS

CNSR's Scientific Advisors and Media Advisors are experts in their field. During their tenure, CNSR Board of Directors and management team utilize their specialized expertise on an as-needed basis.

STEPHEN C. SUFFIN, MD, Advisor, is certified in anatomic and clinical pathology and has published more than 50 scientific papers. Dr. Suffin is a former Investigator at the Laboratory of Infectious Diseases at the National Institute of Allergy and Infectious Diseases and consultant to the Armed Forces Institute of Pathology before returning to the West Coast to become Medical Director at Upjohn's Laboratory Procedures. Dr. Suffin has served as a medical director for SmithKline Beecham and Quest Diagnostics for over 20 years. Additionally, Dr. Suffin is a board certified psychiatrist who has served as the medical director of two psychiatric hospitals and as the Chief Medical Officer of CNSR from its founding in 2000 until 2002.

MAURIZIO FAVA, MD, Advisor, is currently Associate Chief of Psychiatry for Clinical Research and Director of the Depression Clinical and Research Program at the Massachusetts General Hospital and Professor of Psychiatry at Harvard Medical School. Dr. Fava has authored or co-authored more than 200 original articles, edited four books, published more than 50 chapters, 200 abstracts and given more than 200 presentations at national or international meetings. He has received several awards during his career and is on the editorial board of four international medical journals. Dr. Fava's prominence in the field is reflected by his role as the co-principal investigator of STAR*D, the largest study ever conducted in the area of depression.

ALAN SCHATZBERG, MD, Advisor, is the Kenneth T. Norris, Jr., Professor and Chairman of the Department of Psychiatry and Behavioral Sciences at Stanford University. He has authored over 500 publications and abstracts, including the MANUAL OF CLINICAL PSYCHOPHARMACOLOGY, (fifth edition published in 2005), co-edited the TEXTBOOK OF PSYCHOPHARMACOLOGY (third edition 2003) and is Co-Editor-in-Chief of the JOURNAL OF PSYCHIATRIC RESEARCH. He has received numerous awards during his career, including most recently the Distinguished Service in Psychiatry Award from the American College of Psychiatrists and is on the editorial board of several international medical journals. In 2003, Dr. Schatzberg was elected into the Institute of Medicine of the National Academy of Sciences.
         .
MAX A. SCHNEIDER, MD, Medical Advisor to CNSR, Director of Education, Positive Action Center at Chapman Medical Center, Orange, California, is a Fellow and Past President of the American Society of Addiction Medicine (ASAM), a Past Chair of the Board of Directors of the National Council on Alcoholism and Drug Dependence (NCADD), a former consultant to the Drug and Alcohol Advisory Committee of the U.S. Food and Drug Administration and a Certified Medical Review Officer. He currently serves as a Clinical Professor at the University of California at Irvine where he teaches in their Addiction Medicine program which he founded in 1969. Dr. Schneider has produced ten films and five booklets on addiction. In 1956 he was a member of the research team that developed "mouth to mouth" resuscitation that revolutionized the technique of artificial resuscitation.

GREGORY VISTICA, Advisor to CNSR, is the president of Washington Media Group, Inc., a communications firm that specializes in crisis management. He is also a principal with SAIL Venture Partners, an energy/cleantech venture firm. He is an author and former award-winning investigative journalist who has worked as a correspondent for NEWSWEEK, a contributing writer for THE NEW YORK TIMES MAGAZINE, a staff writer for THE WASHINGTON POST, a producer for 60 MINUTES II, and a military affairs writer for THE SAN DIEGO UNION-TRIBUNE. He has been nominated for an EMMY by CBS News and was a finalist for a PULITZER PRIZE nominated by the New York Times. He won a PEABODY AWARD and THE GEORGE POLK AWARD for his investigative reporting of the "Tailhook Scandal."

EXECUTIVE COMPENSATION

         CNS RESPONSE, INC. (FORMERLY STRATIVATION, INC.)

         We did not have a bonus, profit sharing, or deferred compensation plan for the benefit of our employees, officers or directors in 2006 or 2005. We did not pay any other salaries or other compensation above $100,000 to our officers, directors or employees in 2006 or 2005. Further, we have not entered into an employment agreement with any of our officers, directors or any other persons. We have not accrued any officer compensation.

         There were no option grants to any executive officers during our fiscal year ended December 31, 2006, and no options were exercised by any executive officer during the fiscal year ended December 31, 2006.

         In 2006, none of our directors received compensation for their services as directors on our board.

         CNSR CALIFORNIA

         The following table sets forth information concerning all compensation paid to CNSR California's Executive Officers for services to CNSR California in all capacities for each of the three fiscal years ended September 30, indicated below.

                     CNS RESPONSE SUMMARY COMPENSATION TABLE
                                                                            LONG-TERM
                                                                           COMPENSATION
                                              ANNUAL COMPENSATION             AWARDS
                                    ------------------------------------   -----------
                                                                           NUMBER OF
NAME AND             FISCAL YEAR                                           SECURITIES
PRINCIPAL               ENDED                               OTHER ANNUAL   UNDERLYING
POSITION             SEPTEMBER 30,  SALARY(1)     BONUS     COMPENSATION   OPTIONS*(2)
-------------------  ------------   ---------   ---------   ------------   -----------
Leonard Brandt(1)        2006       $ 175,000   $  10,000   $     59,700     2,124,740
Chief Executive          2005         175,000       8,000         48,900          --
Officer, Director        2004         165,000       8,000         40,400          --

* The Number of Securities Underlying Options represents the number of shares of our Common Stock for which the CNSR California common stock underlying the originally issued options was exchanged upon the closing of the Merger.

(1) For the fiscal years ended 2004, 2005 and 2006 Mr. Brandt agreed to forgo payment of his salary and allow CNSR California to accrue such compensation. In August 2006, Mr. Brandt agreed to settle his claims for compensation through September 30, 2006 in the aggregate amount of $1,106,900 in exchange for the issuance of 298,437 shares of CNSR California common stock, which were exchanged for 298,437 shares of our Common Stock upon the closing of the Merger.

(2)      The options are fully vested and exercisable at $0.132 per share.

EMPLOYMENT CONTRACTS

         The Company is not currently party to any employment contracts with any of its executive officers.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION OF LIABILITY

         The Delaware General Corporation Law and certain provisions of our bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our bylaws and to the statutory provisions.

         In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person's actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of the board of directors, by legal counsel, or by a vote of the stockholders, that the applicable standard of conduct was met by the person to be indemnified.

         The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

         Indemnification may also be granted pursuant to the terms of agreements which may be entered into in the future or pursuant to a vote of stockholders or directors. The statutory provision cited above also grants the power to us to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

         A stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CNSR CALIFORNIA

         Except as follows, and as contemplated by the Merger Agreement, since September 30, 2003, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which CNSR California is or will be a party:

         o        in which the amount involved exceeds $60,000; AND

         o in which any director, executive officer, other stockholders of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

         From August 2000 through February 2003, Leonard J. Brandt, together with Meyerlen, LLC, a company in which Mr. Brandt owns a controlling interest, loaned CNSR a total of approximately $718,900 and purchased warrants to purchase approximately 945,750 shares of CNSR California common stock, pursuant to the terms of certain Note and Warrant Purchase Agreements. In October 2006 Mr. Brandt agreed to cancel the promissory notes and convert the loans, including all outstanding principal and accrued interest thereon, into 1,218,741 shares of CNSR California's Series A-1 Preferred Stock and 255,306 shares of CNSR California's Series A-2 Preferred Stock. At the closing of the Merger, the 1,218,741 shares of CNSR California's Series A-1 Preferred Stock and 255,306 shares of CNSR California's Series A-2 Preferred Stock converted into an aggregate of 1,474,047 shares of our Common Stock.

         In connection with the consummation of an asset purchase transaction in January 2000, by and between Mill City/CNS, LLC and NuPharm, Mill City issued to NuPharm Database, LLC a certain Promissory Note dated January 11, 2000 (the "Original NuPharm Note") pursuant to which Mill City was obligated to pay NuPharm an aggregate principal amount of $299,923.00 together with interest pursuant to the payment schedule set forth in the Original NuPharm Note. In January 2000, Mill City contributed substantially all of its assets, including those securing the Original Note, to CNSR California, and CNSR California assumed certain debts and obligations of Mill City, including Mill City's obligations under the Original NuPharm Note. In October 2006, CNSR California entered into an agreement with NuPharm to cancel the Original NuPharm Note in consideration for the extension of the expiration date of a Warrant to purchase CNSR California Common Stock held by NuPharm and a new promissory note in the principal amount of $287,423 (the "New NuPharm Note"). Upon the closing of the Private Placement, the principal and accrued interest through December 31, 2006 on the New NuPharm Note automatically converted into 215,567 shares of our Common Stock.

         In May 2005, April 2006 and July 2006, Odyssey Venture Partners II, L.P. of which David Jones is a partner, loaned CNSR California an aggregate of approximately $999,400 and purchased warrants to purchase approximately 523,305 shares of CNSR California common stock, pursuant to the terms of certain Note and Warrant Purchase Agreements. In October 2006 Odyssey Venture Partners II, L.P. agreed to cancel the promissory notes and convert the loans, including all outstanding principal and accrued interest thereon, into 1,693,899 shares of CNSR California's Series A-1 Preferred Stock and 52,907 shares of CNSR California's Series A-2 Preferred Stock. At the closing of the Merger, the 1,693,899 shares of CNSR California's Series A-1 Preferred Stock and 255,306 shares of CNSR California's Series A-2 Preferred Stock converted into an aggregate of 1,949,205 shares of our Common Stock.

         On August  11,  2006,  Mr.  Brandt was  granted  an option to  purchase
2,124,740 shares of CNSR California's common stock for an exercise price of $0.132 per share pursuant to CNSR California's 2006 Stock Incentive Plan. At the closing of the Merger, the option to purchase 2,124,740 shares of CNSR California's common stock was converted into the right to purchase an aggregate of 2,124,740 shares of our Common Stock at an exercise price of $0.132 per share.

         In September 2006, CNSR California entered into multiple settlement agreements with its employees and consultants with respect to compensation accrued for services provided to CNSR California. Pursuant to CNSR California's settlement agreement with Mr. Brandt, CNSR California issued to Mr. Brandt 1,519,366 shares of its common stock in settlement of accrued compensation due in the amount of $1,258,705.00. In connection with this settlement, CNSR California loaned Mr. Brandt approximately $96,400 to pay the withholding tax on the value of such shares, which loan is evidenced by a promissory note. Immediately following the closing of the Merger, the loan to Mr. Brandt was repaid by Mr. Brandt returning to us 78,219 shares of our common stock having a value equal to the loan amount plus accrued interest thereon. Under a separate Settlement Agreement, Mr. Brandt was issued 1,827,827 shares of CNSR California's common stock in settlement of amounts owed for reimbursement for business expenses paid by Mr. Brandt through July 2006. At the closing of the Merger, the 1,519,366 shares of CNSR California's common stock issued pursuant to the first of the aforementioned settlement agreements, and the 1,827,827 shares of CNSR California's common stock issued pursuant to the second of the aforementioned settlement agreements converted into an aggregate of 3,347,193 shares of our Common Stock.

         In October 2006, Odyssey Venture Partner II, L.P. invested $800,000 in CNSR California's mezzanine financing and received 792,080 shares of CNSR California's Series B Preferred Stock and warrants to purchase 475,248 shares of CNSR California's common stock. David B. Jones is one of the two board members that were designated by the holders of CNSR California's Series B Preferred
Stock pursuant to a Voting Agreement entered into in connection with the mezzanine financing and note conversion transaction. At the closing of the Merger, David B. Jones was appointed as a director of the company.

         On March 7, 2007, Sail Venture Partners, L.P. (formerly Odyssey Venture Partners II, L.P.) invested an aggregate of $447,000 in our Private Placement and in exchange were issued 372,500 shares of our Common Stock and a warrant to purchase 111,750 shares of our common stock at an exercise price of $1.80 per share. Mr. Jones is a partner of Sail Venture Partners, L.P.

CNS RESPONSE, INC. (A DELAWARE CORPORATION)

         Other than the transactions described below, since January 1, 2005, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

         o in which the amount involved exceeds the lessor of $120,000 or 1% of the average of our total assets at year-end for the last three completed fiscal years; and

         o in which any director, executive officer, shareholder who beneficially owns 5% or more of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

TRANSACTIONS PRIOR TO THE MERGER

NEOTACTIX, INC. CONSULTING AGREEMENT

         Prior to the Merger, on June 22, 2004, the Company and NeoTactix (NTX) entered into a Business Consulting Agreement ("NeoTactix Agreement") pursuant to which NeoTactix agreed to provide certain business consulting services, in exchange for 4,500,000 shares of the Company's common stock. The Company and NTX agreed that the compensation shares issued by the Company to affiliates of NTX would be cancelled and returned to the Company if, prior to October 31, 2005, the Company had not achieved certain benchmarks pursuant to the NeoTactix Agreement. On October 5, 2005, the NeoTactix Agreement was extended to October 31, 2006. On May 31, 2006, the Board of the Company approved the waiver of the forfeiture clause contained in the NeoTactix Agreement and it was deemed fully performed, and then terminated.

STOCK PURCHASE AGREEMENT

         Prior to the Merger, on July 18, 2006, the Company entered into a Stock Purchase Agreement with seventeen accredited investors pursuant to which the Company agreed to issue 3,800,000 shares of the Company's common stock to the purchasers. The Company received an aggregate of $237,669 as consideration for the share issuance. Mr. Silas Phillips, a former director of the company, and the former chief executive officer, chief financial officer, and secretary of the company was an investor in this private placement.

DEBT CANCELLATION AGREEMENTS

         Prior to the Merger, on July 28, 2006, Scott Absher, our former CEO, was paid a sum of $33,943 in full satisfaction of outstanding debt payable to him by the Company pursuant to a Debt Cancellation Agreement. The remaining balance of $47,612 including accrued interest was forgiven. Our former CFO, George LeFevre, also agreed to forgive all of his outstanding debt, including accrued interest, of $12,353 payable to the Company pursuant to a separate Debt Cancellation Agreement.

NOTES PAYABLE

         Prior to the merger, on July 28, 2006, the principal balance of the notes payable to related parties of $28,800 were satisfied. All related interest was forgiven by related parties.

SHARES FOR DEBT AGREEMENT

         Prior to the Merger, on January 11, 2007, the Company entered into a Shares For Debt Agreement with Richardson & Patel LLP ("R&P"), its former legal counsel, pursuant to which the Company agreed to issue and R&P agreed to accept 645,846 restricted shares of the Company's common stock (the "Shares") as full and complete settlement of a portion of the total outstanding debt in the amount of $261,201.84 that the Company owed to R&P for legal services (the "Partial Debt"). On January 15, 2007, the Company and R&P agreed to amend and restate the Shares for Debt Agreement to increase the number of Shares to be issued in settlement of such Partial Debt to 656,103 restricted shares of the Company's common stock. The Amended and Restated Shares for Debt Agreement, and the terms thereof were duly approved and ratified by the board of directors of the Company.

REGISTRATION RIGHTS AGREEMENT

         Prior to the Merger, on January 11, 2007, the Company entered into a Registration Rights Agreement in connection with the above referenced Shares For Debt Agreement with R&P and various other stockholders of the Corporation signatory thereto ("Majority Stockholders") in connection with the shares of the Company acquired pursuant to the Shares For Debt Agreement and certain other previously disclosed or privately negotiated transactions that took place on or around July 18, 2006. On January 15, 2007, the Company and the Majority Stockholders agreed to amend and restate the Registration Rights Agreement to provide registration rights to the Majority Stockholders for up to 767,103 shares of common stock of the Company held or to be acquired by them. The Amended and Restated Registration Rights Agreement, and the terms thereof were duly approved and ratified by the board of directors of the Company.

                        DESCRIPTION OF OUR CAPITAL STOCK

         The information set forth below is a general summary of our capital stock structure. As a summary, this Section is qualified by, and not a substitute for, the provisions of our amended and restated Certificate of Incorporation and amended and restated Bylaws.

AUTHORIZED CAPITAL STOCK

         Our authorized capital stock consists of 750,000,000 shares of Common Stock, par value $0.001 per share.

COMMON STOCK

         As of March 7, 2007, we had 24,692,190 shares of Common Stock issued and outstanding. In addition, we had reserved 10,767,028 shares of Common Stock for issuance in respect of:

         o outstanding options and warrants to purchase 8,407,517 shares of Common Stock at exercise prices from $0.01 to $1.81 per share; and

         o outstanding warrants to purchase 2,359,511 shares of Common Stock at exercise prices from $1.44 to $1.80 per share.

DIVIDEND RIGHTS

         The holders of outstanding shares of Common Stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our Board may determine.

VOTING RIGHTS

         Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders.

NO PREEMPTIVE OR SIMILAR RIGHTS

         Holders of Common Stock do not have preemptive rights, and Common Stock is not convertible or redeemable.

RIGHT TO RECEIVE LIQUIDATION DISTRIBUTIONS

         Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of Common Stock.

ANTI-TAKEOVER PROVISIONS

         Delaware has enacted the following legislation that may deter or frustrate takeovers of Delaware corporations, such as CNS Response:

         SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW. Section 203 provides, with some exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or affiliate, or associate of the person, who is an "interested stockholder" for a period of three years from the date that the person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder, excluding shares owned by persons who are both officers and directors of the corporation, and shares held by some employee stock ownership plans; or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. An "interested stockholder" is defined as any person that is (a) the owner of 15% or more of the outstanding voting stock of the corporation or (b) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether the person is an interested stockholder.

         AUTHORIZED BUT UNISSUED STOCK. The authorized but unissued shares of our common stock are available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offering to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock may enable our Board to issue shares of stock to persons friendly to existing management.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common stock is Fidelity Stock Transfer. The address of Fidelity Transfer Company is 1800 South West Temple, Ste. 301, Salt Lake City, UT 84115, and the phone number is (810) 484-7222.

LISTING

         Our common stock is currently quoted on the Over-The-Counter Bulletin Board under the trading symbol "CNSO.OB".

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

         Our common stock is currently listed for trading on the OTCBB under the symbol CNSO.OB. The following table sets forth, for the periods indicated, the high and low bid information for Common Stock as determined from sporadic quotations on the OTC Bulletin Board. The following quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                                  HIGH                LOW
                                             ---------------     ---------------
FISCAL YEAR ENDED DECEMBER 31, 2006
     First Quarter .....................     $0.07 ($3.50*)      $0.06 ($3.00*)
     Second Quarter ....................     $0.08 ($4.00*)      $0.06 ($3.00*)
     Third Quarter .....................     $0.17 ($8.50*)      $0.07 ($3.50)
     Fourth Quarter ....................     $0.17 ($8.50*)      $0.01 (0.50*)

                                                  HIGH                LOW
                                             ---------------     ---------------
FISCAL YEAR ENDED DECEMBER 31, 2005
     First Quarter .....................     $0.10 ($5.00*)      $0.045 ($2.25*)
     Second Quarter ....................     $0.10 ($5.00*)      $0.035 ($1.75*)
     Third Quarter .....................     $0.065 ($3.25*)     $0.03 ($1.50*)
     Fourth Quarter ....................     $0.09 ($4.50*)      $0.036 (1.80*)

* Adjusted price reflecting the 1:50 reverse stock split that became effective January 10, 2007

         On March 7, 2007, the closing sales price of Common Stock as reported on the OTC Bulletin Board was $2.00 per share. As of March 7, 2007, there were approximately 264 holders of record of our Common Stock.

         DIVIDENDS. We have never paid dividends on our common stock. CNSR California has never paid dividends on its common stock. We presently intend to retain any earnings for use in our business.

         SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS.

         The following table sets forth information concerning our equity compensation plans as of September 30, 2006.

                                    NUMBER OF SECURITIES                          NUMBER OF SECURITIES REMAINING
                                      TO BE ISSUED UPON      WEIGHTED-AVERAGE     AVAILABLE FOR FUTURE ISSUANCE
                                         EXERCISE OF        EXERCISE PRICE OF       UNDER EQUITY COMPENSATION
                                    OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,    PLANS (EXCLUDING SECURITIES
                                     WARRANTS AND RIGHTS   WARRANTS AND RIGHTS       REFLECTED IN COLUMN (A))
PLAN CATEGORY                                (a)                   (b)                         (c)
---------------------------------   --------------------   --------------------   ------------------------------
Equity compensation plans .......          4,000,403              $0.13                     5,815,660
  approved by security holders
Equity compensation plans not ...               --                  --                           --
  approved by security holders

TOTAL ...........................          4,000,403              $0.13                     5,815,660

RECENT SALES OF UNREGISTERED SECURITIES BY CNSR CALIFORNIA

PREFERRED STOCK TRANSACTIONS

         NOTE CONVERSION TRANSACTION

         In October 2006, CNSR California and the holders of certain promissory notes agreed to convert such notes with an aggregate outstanding balance of $3,061,700 and related accrued and unpaid interest of $1,005,300 at September 30, 2006, into 5,189,294 shares of CNSR California's Series A-1 Preferred Stock, and 804,221 shares of CNSR California's Series A-2 Preferred Stock. At the closing of the Merger, the aforementioned shares converted into an aggregate of 5,993,515 shares of our common stock.

         MEZZANINE FINANCING

         In October 2006, CNSR California sold 1,905,978 units (each, a "Mezzanine Unit") in a private financing resulting in net proceeds of
$1,925,000. Each Mezzanine Unit consisted of one share of CNSR California's Series B Preferred Stock and a 5-year warrant to purchase 0.6 shares of CNSR California's common stock at $1.51 per share. At the closing of the Merger, the aforementioned shares and warrants were converted into 1,905,978 shares of our common stock and a warrant to purchase an aggregate of 1,138,835 shares of our common stock at $1.51 per share on or before October 6, 2011.

COMMON STOCK TRANSACTIONS

         SETTLEMENT AGREEMENT FINANCING

         In August and September 2006, certain employees and consultants to whom CNSR California owed an aggregate of $3,199,400 forgave approximately 80% of the debt and accepted 5,834,117 shares of CNSR California's common stock, and warrants and options to purchase an aggregate of 270,638 shares of CNSR California's common stock at $0.59 per share in full settlement of CNSR
California's remaining obligations. At the closing of the Merger, the aforementioned shares and warrants were converted into 5,834,117 shares of our common stock and warrants and options to purchase an aggregate of 270,638 shares of our common stock at $0.59 per share.

         CONVERSION OF NUPHARM DATABASE, LLC PROMISSORY NOTE

         In connection with the consummation of an asset purchase transaction in January 2000, by and between Mill City/CNS, LLC and NuPharm, Mill City issued to NuPharm Database, LLC a certain

Promissory Note dated January 11, 2000 (the "Original NuPharm Note") pursuant to which Mill City was obligated to pay NuPharm an aggregate principal amount of $299,923.00 together with interest pursuant to the payment schedule set forth in the Original NuPharm Note. In January 2000, Mill City contributed substantially all of its assets, including those securing the Original Note, to CNSR California, and CNSR California assumed certain debts and obligations of Mill City, including Mill City's obligations under the Original NuPharm Note.

         In October 2006, CNSR California entered into an agreement with NuPharm to cancel the Original NuPharm Note in consideration for the extension of the expiration date of a Warrant to purchase CNSR California Common Stock held by NuPharm and a new promissory note in the principal amount of $287,423 (the "New NuPharm Note"). Upon the closing of the Private Placement and Merger, the principal and accrued interest through December 31, 2006 on the New NuPharm Note automatically converted into 242,513 shares of our Common Stock.

         Immediately upon extension of the of the NuPharm Warrant, NuPharm exercised the NuPharm Warrant to purchase 2,800,000 shares of CNSR California common stock for total proceeds of $147,700. At the closing of the Merger, the aforementioned shares converted into an aggregate of 2,800,000 shares of our common stock.

         Please also see the disclosure set forth above in relation to the shares of common stock that were issued in the Merger and Private Placement.

STOCK OPTIONS

         OPTION GRANT TO LEONARD BRANDT

         On August  11,  2006,  Mr.  Brandt was  granted  an option to  purchase
2,124,740 shares of CNSR California's common stock for an exercise price of $0.132 per share pursuant to CNSR California's 2006 Stock Incentive Plan. At the closing of the Merger, the option to purchase 2,124,740 shares of CNSR California's common stock was converted into the right to purchase an aggregate of 2,142,740 shares of our Common Stock at an exercise price of $0.132 per share.

         In connection with the above stock issuances and option grants, CNSR California did not pay any underwriting discounts or commissions. None of the sales of securities described or referred to above was registered under the Securities Act of 1933, as amended (the "Securities Act"). Each of the purchasers fell into one or more of the categories that follow: one of the Company's existing stockholders, one of the company's creditors, one of the company's current or former officers or directors, one of the company's service providers, or an accredited investor with whom the company or one of its affiliates had a prior business relationship. As a result, no general solicitation or advertising was used in connection with the sales. In making the sales without registration under the Securities Act, the company relied upon one or more of the exemptions from registration contained in Sections 4(2) of the Securities Act, and in Regulation D promulgated under the Securities Act.

RECENT SALES OF UNREGISTERED SECURITIES BY CNSR DELAWARE

         Reference is made to the Stock Purchase Agreement entered into on July 18, 2006, and the Shares for Debt Agreement entered into on January 11, 2007 described above in the section entitled Certain Relationships and Related Transaction, which is hereby incorporated by reference.

         In connection with the above stock issuances and option grants, CNSR Delaware did not pay any underwriting discounts or commissions. None of the sales of securities described or referred to above was registered under the Securities Act. Each of the purchasers fell into one or more of the categories that follow: one of the Company's existing stockholders, one of the company's creditors, one of the company's current or former officers or directors, one of the company's service providers, or an accredited investor with whom the company or one of its affiliates had a prior business relationship. As a result, no general solicitation or advertising was used in connection with the sales. In making the sales without registration under the Securities Act, the company relied upon one or more of the exemptions from registration contained in Sections 4(2) of the Securities Act, and in Regulation D promulgated under the Securities Act.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

         Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         (a) Simultaneously with the closing of the Merger, we dismissed Spector & Wong, LLP ("Spector & Wong") as our independent certified public accountants. The decision was approved by our Board of Directors. The report of Spector & Wong on our financial statements for the fiscal years ended December 31, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope, or accounting principles, except the 2006 report did contain an explanatory paragraph related to our ability to continue as a going concern. During our fiscal years ended December 31, 2006 and 2005, and through March 7, 2007 (the effective date of Spector & Wong's dismissal), there were no disagreements with Spector & Wong on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Spector & Wong would have caused Spector & Wong to make reference to the subject matter of the disagreements in connection with its reports. We furnished Spector & Wong with a copy of this Report on Form 8-K prior to filing with the SEC. We also requested that Spector & Wong furnish us with a letter addressed to the Securities and Exchange Commission ("SEC") stating whether or not it agrees with our statements in this Report. A copy of the letter furnished by Spector & Wong in response to that request, dated March 7, 2007, is filed as Exhibit 16.1 to this Form 8-K.

         (b) On March 7, 2007, upon the closing of the Merger, our Board of Directors approved the appointment of Cacciamatta Accountancy Corporation, LLP ("Cacciamatta"), as our new registered public accounting firm. During our two most recent fiscal years and through the date of this Report on

Form 8-K, we did not consult with Cacciamatta with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any other matters or reportable events listed in Item 304(a)(2)(i) or (ii) of Regulation S-B.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

         Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

         Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5.03 AMENDMENTS TO ARTICLES OF  INCORPORATION  OR BYLAWS;  CHANGE IN FISCAL
          YEAR

         Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, with respect to our name change from Strativation, Inc. to CNS Response, Inc., which disclosure is incorporated herein by reference.

         In connection with the Merger, our Board of Directors approved a change in fiscal year end from December 31 to September 30. We will account for the Merger as a "reverse acquisition." Consequently, we will not file a transition report reflecting the change of our fiscal year to that of CNSR California, given the fact that for accounting purposes, CNSR California is deemed to be the "accounting acquirer" in the "reverse acquisition."

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

         Reference is made to the disclosure set forth under Item 2.01 and 5.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

         The audited financial statements of CNSR California for the fiscal years ended September 30, 2006 and 2005 are incorporated herein by reference to
Exhibit 99.2 to this Current Report. The unaudited financial statements of CNSR California for the quarterly period ended December 31, 2006 and 2005 are incorporated herein by reference to Exhibit 99.2 to this Current Report.

         (b)      PRO FORMA FINANCIAL STATEMENTS

         We acquired CNSR California in a reverse merger transaction in which all of the issued and outstanding securities of CNSR California were converted into our securities. Immediately prior to the reverse merger on March 7, 2007, we had no operations, no assets, and no liabilities. Accordingly, for all meaningful purposes the Audited Financial Statements for CNSR California which are filed with this Current Report on Form 8-K comprise our pro forma financials as well. Preparation of independent, unaudited pro forma financials other than the Financial Statements filed herewith would have imposed a substantial burden upon us as the surviving entity at this time without any meaningful additional disclosure.

         (c)      SHELL COMPANY TRANSACTIONS.

         Reference is made to the disclosure set forth under Item 9.01(a) and 9.01(b) of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

         (d)      EXHIBITS

         See attached Exhibit Index.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          CNS Response, Inc.

       Date:      March 13, 2007      By: /s/ Leonard J. Brandt
                                          -------------------------------------
                                          Leonard J. Brandt
                                          President and Chief Executive Officer

                                  EXHIBIT INDEX


EXHIBIT NUMBER    DESCRIPTION OF EXHIBITS
--------------    --------------------------------------------------------------
2.1               Agreement and Plan of Merger between  Strativation,  Inc., CNS
                  Merger Corporation and CNS Response,  Inc. dated as of January
                  16, 2007, incorporated by reference to Exhibit No. 10.1 to the
                  Registrant's  Current Report on Form 8-K (File No.  000-26285)
                  filed with the Commission on January 22, 2007.
--------------    --------------------------------------------------------------
2.2               Amendment  No. 1 to Agreement  and Plan of Merger by and among
                  Strativation,  Inc., CNS Merger Corporation, and CNS Response,
                  Inc. dated as of February 28, 2007, incorporated  by reference to Exhibit No. 10.1 to the Registrant's Current Report on Form
                  8-K (File No. 000-26285) filed with the Commission on March 1,
                  2007.
--------------    --------------------------------------------------------------
3.1.1             Certificate   of   Incorporation,   dated   March   17,  1987,
                  incorporated   by   reference  to  Exhibit  No.  3(i)  to  the
                  Registrant's  Form 10-SB (File No.  000-26285)  filed with the
                  Commission on June 7, 1999.
--------------    --------------------------------------------------------------
3.1.2             Certificate  of Amendment  of  Certificate  of  Incorporation,
                  dated June 1, 2004, incorporated by reference to Exhibit 16 to
                  the  Registrant's   Current  Report  on  Form  8-K  (File  No.
                  000-26285) filed with the Commission on June 8, 2004.
--------------    --------------------------------------------------------------
3.1.3             Certificate  of Amendment  of  Certificate  of  Incorporation,
                  dated August 2, 2004,  incorporated by reference to Exhibit 16 to the  Registrant's  Current  Report  on Form 8-K  (File  No.
                  000-26285) filed with the Commission on August 5, 2004.
--------------    --------------------------------------------------------------
3.1.4             Certificate  of  Ownership  and Merger  Merging CNS  Response,
                  Inc.,  a  Delaware  corporation,  with and into  Strativation,
                  Inc., a Delaware corporation, dated March 7, 2007.
--------------    --------------------------------------------------------------
3.2               Bylaws, incorporated by reference to  Exhibit No. 3(ii) to the
                  Registrant's  Form 10-SB (File No.  000-26285)  filed with the
                  Commission on June 7, 1999.
--------------    --------------------------------------------------------------
4.1               Form of Warrant issued to Investors in Private Placement.
--------------    --------------------------------------------------------------
10.1              Stock  Purchase  Agreement  by and  among the  Registrant  and
                  George  LeFevre,  Scott Absher,  and the purchasers  signatory thereto dated July 18, 2006 Incorporated by reference from the
                  Registrant's  Current Report on Form 8-K (File No.  000-26285)
                  filed with the Commission on July 24, 2006.
--------------    --------------------------------------------------------------
10.2              Amended and Restated Shares for Debt Agreement,  dated January
                  16, 2007 by and between the  Registrant and Richardson & Patel
                  LLP 2007, incorporated by reference to Exhibit No. 10.1 to the
                  Registrant's  Current Report on Form 8-K (File No.  000-26285)
                  filed with the Commission on January 16, 2007.
--------------    --------------------------------------------------------------
10.3              Amended and  Restated  Registration  Rights  Agreement,  dated
                  January  16,  2007  by  and  among  the   Registrant  and  the
                  stockholders  signatory thereto,  incorporated by reference to
                  Exhibit No. 10.2 to the  Registrant's  Current  Report on Form
                  8-K (File No.  000-26285) filed with the Commission on January
                  16, 2007.
--------------    --------------------------------------------------------------
10.4              Form of  Subscription  Agreement  between the  Registrant  and certain investors, dated March 7, 2007.
--------------    --------------------------------------------------------------
10.5              Form of Indemnification Agreement by and among the Registrant,
                  CNS  Response,  Inc.,  a California  corporation,  and certain individuals, dated March 7, 2007.
--------------    --------------------------------------------------------------
10.6              Form  of  Registration  Rights  Agreement  by  and  among  the
                  Registrant and certain Investors signatory thereto dated March
                  7, 2007.
--------------    --------------------------------------------------------------
10.7              Form  of  Registration  Rights  Agreement  by  and  among  the
                  Registrant and certain  stockholders of the Company  signatory thereto dated March 7, 2007.
--------------    --------------------------------------------------------------
16.1              Letter from Spector & Wong, LLP.
--------------    --------------------------------------------------------------
21                Subsidiaries of the Registrant.
--------------    --------------------------------------------------------------
99.1              Press  Release  issued by CNS  Response,  Inc.  dated March 9,
                  2007.
--------------    --------------------------------------------------------------
99.2              Financial  statements  of CNS  Response,  Inc.  for the fiscal years  ended  September  30,  2006  and  2005,  and  unaudited
                  financial   statements  for  the  three-month   periods  ended
                  December 31, 2006 and 2005.
--------------    --------------------------------------------------------------